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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Hartford Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hartford Financial Services Group, Inc.
2007 Notice of Annual Meeting of Shareholders
and Proxy Statement

        The Hartford Financial Services Group, Inc.
2007 Notice of Annual Meeting of Shareholders
and Proxy Statement

Letter to Shareholders

April 2, 2007

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc., to be held at 2:00 p.m. on Wednesday, May 16, 2007 in the Wallace Stevens Theater at The Hartford's Home Office in Hartford, Connecticut. We hope that you will participate in the Annual Meeting either by attending and voting in person or by voting as promptly as possible by proxy, by telephone or through the internet. Your vote is important and we urge you to exercise your right to vote.

The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by The Hartford's shareholders. Financial and other information concerning The Hartford is contained in the enclosed Annual Report to Shareholders and the enclosed Form 10-K for the fiscal year ended December 31, 2006.

Sincerely yours,

Ramani Ayer
Chairman, President and
Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders of The Hartford Financial Services Group, Inc. (the "Company") will be held at 2:00 p.m. on Wednesday, May 16, 2007 in the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, Connecticut 06155, for the following purposes:

    1.
    To elect a Board of Directors for the coming year;

    2.
    To ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2007; and

    3.
    To act upon any other business that may properly come before the annual meeting or any adjournment thereof.

        Only shareholders of the Company at the close of business on March 20, 2007 are entitled to notice of, and to vote at, the annual meeting.

IF YOU PLAN TO ATTEND:

        Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding stock in brokerage accounts ("street name" holders) should bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Richard G. Costello Vice President and Corporate Secretary

April 2, 2007

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
One Hartford Plaza
Hartford, CT 06155

PROXY STATEMENT

Annual Meeting of Shareholders
May 16, 2007

GENERAL INFORMATION

        The Board of Directors of The Hartford Financial Services Group, Inc. (the "Company" or "The Hartford") is soliciting shareholders' proxies in connection with the annual meeting of the shareholders of the Company, to be held on Wednesday, May 16, 2007 at 2:00 p.m. in the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, Connecticut, and at any adjournment or postponement thereof (the "Annual Meeting"). The mailing of this Proxy Statement and the proxy to shareholders will begin on or about April 2, 2007.

Q:
Why am I receiving these materials?

A:
This proxy statement is being sent to holders of the Company's common stock (the "Common Stock") at the direction of the Board of Directors. The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement to be presented at the Annual Meeting.

Q:
Who may vote at the meeting?

A:
You may vote all of the shares of our Common Stock that you owned at the close of business on March 20, 2007, the record date. On the record date, the Company had 316,296,720 shares of Common Stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the meeting.

  Shares of Common Stock for the accounts of Company employees who participate in The Hartford Investment and Savings Plan ("ISP"), The Hartford Excess Savings Plan ("ESP") and The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the trustees of the ISP, the ESP and the Stock Unit Plan, respectively. Shares of Common Stock purchased pursuant to the Company's Employee Stock Purchase Plan ("ESPP") are held in street name through brokerage accounts maintained with the ESPP's administrator, Fidelity Investments Institutional Services Company, Inc. ("Fidelity"), and may be voted by ESPP participants using the voting methods described below. Participants in the ISP, the ESP and the Stock Unit Plan may instruct plan trustees as to how to vote their shares by voting by proxy using the voting methods described below. The trustees of the ISP, the ESP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP, the ESP and the Stock Unit Plan, respectively.

Q:
What proposals will be voted on at the meeting?

A:
Shareholders of the Company will consider and vote on the following proposals:

1.
To elect twelve members of the Board of Directors of the Company, each to serve a one-year term expiring at the later of the annual meeting of shareholders in 2008 or upon his or her successor being elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending December 31, 2007; and

  3.
  To act upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends that you vote:

1.
"FOR" each of the nominees for election to the Board of Directors; and

2.
"FOR" ratification of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2007.

  Please see the information included in this proxy statement relating to each proposal being submitted to shareholder vote at the meeting.

Q:
What happens if additional matters are presented at the annual meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Neal S. Wolin, Amy Gallent and Richard G. Costello, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our by-laws.

Q:
What vote is required to approve each proposal?

A:
With respect to Proposal #1, the twelve nominees for election as directors to the Board of Directors receiving the greatest number of votes shall be elected. The Company intends to amend its by-laws, no later than the date of the first meeting of the Board of Directors following the Annual Meeting, to require directors, in non-contested elections, to be elected by the affirmative vote of a majority of the votes cast. This amendment would first be effective for the annual meeting of shareholders in 2008.

  With respect to Proposal #2, the affirmative vote of a majority of those shares present in person or represented by proxy is required to ratify the appointment of our independent auditor.

Q:
What is the difference between a "shareholder of record" and a "street name" holder?

A:
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through the Bank of New York, our transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a "street name" holder.

Q:
How do I vote my shares?

A:
Subject to the limitations described below, you may vote by proxy:

1.
by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card;

2.
by telephone; or

3.
electronically through the internet.

  When voting for the election of director nominees, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify, or (c) withhold your vote from all director nominees as a group. When voting for any other item to be voted on at the Annual Meeting, you may vote "for" or "against" the item or you may "abstain" from voting.

  Voting by Proxy Card or Voting Instruction Card.    Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the ESP, the Stock Unit Plan or the ESPP, may vote by using the proxy card(s) or voting instruction card(s) provided to him or her. When you return a proxy card or voting instruction card that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

  Voting by Telephone or Through the Internet.    If you are a shareholder of record, you may also vote by proxy using either telephone or internet voting. Please see the proxy card(s) provided to you for instructions on how to access the telephone and internet voting systems.

  If your shares of Common Stock are held in street name for your account, your broker or other nominee will advise you whether you may vote by telephone or through the internet. A number of banks and brokerage firms participate in programs that permit shareholders to direct their votes by telephone or through the internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or internet by following the instructions on the voting instruction form accompanying this Proxy Statement.

  Your vote is important and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are voted by properly voting by proxy card(s), voting instruction card(s), by telephone or through the internet.

Q:
Can I vote my shares in person at the Annual Meeting?

A:
If you are a shareholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Q:
What constitutes a quorum, and why is a quorum required?

A:
A quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting.

Q:
What if I don't vote or abstain? How are broker non-votes counted?

A.
Abstentions are included in the determination of shares present for quorum purposes.

  The proxy holders for our holders of record will vote all proxies, or record an abstention or vote withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. For street name shareholders, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum present.

Q:
If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised:

1.
by giving written notice of revocation to the Corporate Secretary of the Company;

2.
by submitting a subsequently dated and properly completed proxy card; or

3.
by attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

  If you are a street name shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:
Where can I find voting results of the meeting?

A:
We will announce preliminary voting results at the meeting and publish final results in the Company's first Quarterly Report on Form 10-Q filed with the SEC following the meeting.

Q:
How can I submit a proposal to the Company for inclusion in the 2008 Proxy Statement?

A:
Proposals submitted by shareholders for inclusion in the 2008 Proxy Statement relating to next year's annual meeting of shareholders must be received by the Company no later than the close of business on December 4, 2007. Any proposal received after that date will not be included in the Company's proxy materials for 2008. In addition, all proposals for inclusion in the 2008 Proxy Statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2008 annual meeting unless the Company receives notice of the proposal by February 18, 2008. Proposals should be addressed to Richard G. Costello, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. All proposals must comply with certain requirements set forth in the Company's by-laws, a copy of which may be obtained from the Corporate Secretary of the Company or which may be viewed at www.thehartford.com/higfiles/pdf/TheHartfordByLaws.pdf.

Q:
How may I obtain other information about the Company?

A:
General information about the Company is available on our website at www.thehartford.com. You may view the corporate governance page of the investor relations section of our website at http://ir.thehartford.com for the following information, which is also available in print to any shareholder who requests it:

  •
  Additional copies of this Proxy Statement, our 2006 Annual Report on Form 10-K and other filings we have made with the Securities and Exchange Commission; and

  •
  The Company's corporate governance documents, as adopted by the Company's Board of Directors, including the Corporate Governance Guidelines (which incorporate the Company's director independence standards), committee charters, the Code of Ethics and Business Conduct applicable to all employees of the Company and the Code of Ethics and Business Conduct for Members of the Board of Directors.

  Request for print copies of any of the above-listed documents should be addressed to Richard G. Costello, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

  For further information, you may also contact the Company's Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

ITEMS TO BE ACTED UPON BY SHAREHOLDERS

ITEM 1

ELECTION OF DIRECTORS

        Twelve individuals will be nominated for election as directors at the Annual Meeting. The terms of office for all elected Directors will run until the next annual meeting of shareholders of the Company and until their successors are elected and qualified. There are currently twelve directors serving on the Board of Directors.

        Unless you direct otherwise on the proxy you complete, the shares of Common Stock represented by your valid proxy will be voted for the election of all director nominees. If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual nominated by the Board of Directors, or the Board of Directors will reduce the number of directors in order to eliminate the vacancy.

        Set forth below is certain information about each nominee for election as a director, including the year each nominee first became a director of the Company, the principal occupation and other public company directorships of each as of March 20, 2007 and a brief description of the business experience of each for at least the past five years.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
ALL NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Directorships

RAMANI AYER
(Director since 1991)
Mr. Ayer, 59, is Chairman, President and Chief Executive Officer of the Company, positions he has held since February 1, 1997. He previously was Executive Vice President of the Company from December 1995 to February 1997 and President and Chief Operating Officer of Hartford Fire Insurance Company, the Company's principal property and casualty insurance subsidiary, from 1990 to February 1997. Mr. Ayer joined the Company in 1973 as a member of the operations research department.

RAMON DE OLIVEIRA
(Director since 2005)
Mr. de Oliveira, 52, has been an Adjunct Professor of Finance at Columbia University since 2002. From 2001-2006, he served as Managing Partner of Logan Pass Partners, LLC, a strategic advisory and investment firm. Previously, from 1997 to 2001, he was the Head of Investment Management and Private Banking for JP Morgan Chase (JP Morgan prior to December 2000).

TREVOR FETTER
(Director since 2007)
Mr. Fetter, 47, was named President of Tenet Healthcare Corporation effective November 2002 and was appointed its Chief Executive Officer in September 2003. From March 2000 to November 2002, Mr. Fetter served as Chief Executive Officer of Broadlane, Inc., a provider of technology solutions for the healthcare industry. Mr. Fetter also is a member of the Boards of Directors of Broadlane, Inc. and Tenet Healthcare Corporation.

EDWARD J. KELLY, III
(Director since 2001)
Mr. Kelly, 53, has served as a Vice Chairman of The PNC Financial Services Group, Inc. since March 2007. From March 2001 to March 2007, he served as President and Chief Executive Officer of Mercantile Bankshares Corporation ("Mercantile") and also served as Mercantile's Chairman from March 2003 to March 2007. Mr. Kelly also is a member of the Board of Directors of CSX Corporation.

PAUL G. KIRK, JR.
(Director since 1995)
Mr. Kirk, 69, is Chairman and President and a director of Kirk & Associates, Inc., a business advisory and consulting firm. Mr. Kirk served as Treasurer of the Democratic Party of the United States from 1983 to 1985 and as Chairman from 1985 until his resignation from that position in 1989. He retired from the law firm of Sullivan & Worcester in 2000, having become a partner of the firm in 1977, and Of Counsel to the firm in 1990. Mr. Kirk also is a member of the Boards of Directors of Cedar Shopping Centers, Inc. and Rayonier, Inc.

THOMAS M. MARRA
(Director since 2002)
Mr. Marra, 48, has served as an Executive Vice President of the Company since 1996. He also has held the positions of President of Hartford Life, Inc. ("Hartford Life") since January 1, 2002 and Chief Operating Officer of Hartford Life since March 20, 2000. Since joining the Company as an actuarial student in 1980, Mr. Marra has held various positions of increasing responsibility at Hartford Life.

GAIL J. MCGOVERN
(Director since 2003)
Ms. McGovern, 55, is Professor of Marketing at Harvard Business School, a position she has held since June 2002. Previously, Ms. McGovern served as President of Fidelity Personal Investments from January 2001 to May 2002, and as President of Distribution and Services of Fidelity Personal Investments from September 1998 to January 2001. Ms. McGovern also is a member of the Board of Directors of DTE Energy Company.

MICHAEL G. MORRIS
(Director since 2004)
Mr. Morris, 60, is Chairman, President and Chief Executive Officer of American Electric Power Company, Inc., having held the positions of President and Chief Executive Officer since January 2004 and the position of Chairman since February 2004. He previously was Chairman, President and Chief Executive Officer of Northeast Utilities from August 1997 to December 2003. Mr. Morris also is a member of the Boards of Directors of American Electric Power Company, Inc. and Cincinnati Bell, Inc.

ROBERT W. SELANDER
(Director since 1998)
Mr. Selander, 56, has been President and Chief Executive Officer of MasterCard Incorporated since May 1997. From 1994 to 1997, he was an Executive Vice President of MasterCard and President of MasterCard's Europe, Middle East/Africa and Canada regions. Mr. Selander also is a member of the Boards of Directors of MasterCard Incorporated and MasterCard International.

CHARLES B. STRAUSS
(Director since 2001)
Mr. Strauss, 64, served as President and Chief Executive Officer of Unilever United States, Inc., a primary business group of Unilever, the international food and home and personal care organization, from May 2000 until his retirement in December 2004. Mr. Strauss also is a member of the Board of Directors of Aegis Group plc.

H. PATRICK SWYGERT
(Director since 1996)
Mr. Swygert, 64, is President of Howard University, Washington, D.C., a position he has held since August 1995. He was President of the University at Albany, State University of New York, from 1990 to 1995. Mr. Swygert also is a member of the Boards of Directors of Fannie Mae and United Technologies Corporation.

DAVID K. ZWIENER
(Director since 1997)
Mr. Zwiener, 52, has been Executive Vice President of the Company since August 1995. Additionally, he has held the positions of President and Chief Operating Officer of the Company's Property and Casualty operations since April 2000. He also served as Chief Financial Officer of the Company from August 1995 to April 2001.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        In accordance with its Board-approved charter, the Audit Committee has appointed Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2007. Although shareholder ratification of the appointment of Deloitte & Touche LLP is not required, the Board requests ratification of this appointment by the shareholders.

        Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        See "Audit Committee Charter and Report Concerning Financial Matters" in this Proxy Statement for further information regarding the Company's independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR OF THE COMPANY.

GOVERNANCE OF THE COMPANY

        The Corporate Governance Guidelines adopted by the Board of Directors (the "Board") comply with the listing standards of the New York Stock Exchange. A copy of the Corporate Governance Guidelines can be found on the Company's website at www.thehartford.com/higfiles/pdf/TheHartfordGovGuidelines.pdf. A copy of the Corporate Governance Guidelines will be provided without charge to any shareholder who requests it in writing.

        The Board met nine times during 2006. In 2006, each of our directors attended at least 75% of the meetings of the Board and the Committees on which he or she respectively served, except for Mr. Strauss, who attended 69% of such meetings. Mr. Strauss missed a Board meeting and several Committee meetings due to a death in his immediate family.

Current Members of the Board of Directors

        The members of the Board on the date of this Proxy Statement, and the Committees of the Board on which they serve, are identified below.

Director	Audit Committee	Compensation and Personnel Committee	Executive Committee	Legal and Public Affairs Committee	Nominating and Corporate Governance Committee
Ramani Ayer			**
Ramon de Oliveira	*		*	*
Trevor Fetter†		*	*	*
Edward J. Kelly, III	*		*	*
Paul G. Kirk, Jr.		**	*		*
Thomas M. Marra
Gail J. McGovern		*	*		**
Michael G. Morris		*	*	**	*
Robert W. Selander	*	*	*
Charles B. Strauss	**		*	*
H. Patrick Swygert		*	*	*	*
David K. Zwiener

*
Member.
**
Chair.
†
Elected to the Board, the Executive Committee and the Legal and Public Affairs Committee effective January 1, 2007. Elected to the Compensation and Personnel Committee effective February 22, 2007.

Committees of the Board

        The Board of Directors has standing Audit, Compensation and Personnel, Executive, Legal and Public Affairs, and Nominating and Corporate Governance Committees.

        Audit Committee.    The functions of the Audit Committee are described on pages 14-15 of this Proxy Statement under the heading "Audit Committee Charter and Report Concerning Financial Matters." The charter of the Audit Committee is available on the Company's website at www.thehartford.com/higfiles/pdf/TheHartfordAuditCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The Audit Committee met ten times during 2006.

        The Board has determined that all of the members of the Audit Committee are independent directors and are financially literate within the meaning of the listing standards of the New York Stock

Exchange. In addition, the Board has determined that all of the members of the Audit Committee are qualified as audit committee financial experts within the meaning of the SEC's regulations and that each has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

        Compensation and Personnel Committee.    The Compensation and Personnel Committee has oversight responsibility with respect to executive compensation and has the direct responsibility to assist the Board in defining an executive total compensation policy, as described in greater detail in the Compensation Discussion and Analysis section, commencing on page 16 of this Proxy Statement. The responsibilities and authority of the Committee are set forth in the charter of the Committee, which was revised in 2006 to reflect the Committee's responsibility to review and discuss with management a Compensation Discussion and Analysis section for inclusion in the Company's proxy statement and to make recommendations regarding the content of the Compensation Discussion and Analysis section. The charter of the Committee is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordCompensationCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing.

        The Board has determined that all of the members of the Compensation and Personnel Committee are independent directors. The Committee meets as frequently as it determines, but at least twice a year. In 2006, the Committee met seven times. The agenda of each meeting is generally prepared by the Executive Vice President, Human Resources (with input from the Committee chairman and other members of the Committee, as well as the Chief Executive Officer ("CEO")) and circulated to each Committee member prior to the meeting date. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has sole authority to retain and terminate any consulting firms to be used to assist in the evaluation of executive compensation, including sole authority to approve the consulting firm's fees and other retention terms. For 2006, Hewitt Associates provided independent consultant services to the Committee. In addition, the Committee has the sole authority to obtain such advice and assistance from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities, including sole authority to approve the accounting, legal or other advisor's fees and other retention terms. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Company for the purpose of rendering or issuing an audit report on the Company's annual financial statements, or in the case of outside counsel or other advisor, otherwise engaged by the Company for any other purpose. The Committee has the ability to delegate, and has delegated to the Executive Vice President, Human Resources, or her designee, responsibility for the day-to-day operations of the Company's compensation plans and programs, but in all events retains responsibility for compensation actions and decisions with respect to senior executives.

        Executive Committee.    The Executive Committee considers and monitors the strategic focus of the Company. The Committee also reviews the performance of the Company's CEO and other senior executives, manages the process of CEO succession and reviews certain executive compensation issues with the Compensation and Personnel Committee. In 2006, the Committee met three times.

        Legal and Public Affairs Committee.    The Legal and Public Affairs Committee reviews and considers major claims and litigation, and legal, regulatory, intellectual property and related governmental policy matters affecting the Company and its subsidiaries. The Committee reviews and approves management policies and programs relating to compliance with legal and regulatory requirements and business ethics. It also reviews and defines the Company's social responsibilities, including philanthropic matters. In 2006, the Committee met four times. The Board has determined that all of the members of the Committee are independent directors.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee makes recommendations as to the organization, size and composition of the Board and the Committees thereof, identifies individuals qualified to become members of the Board, proposes nominees for election to the Board and the Committees thereof, and considers the qualifications, compensation and retirement of Directors. The Committee also reviews and makes recommendations to the Board regarding the Company's corporate governance guidelines. The Committee will consider nominations of persons for election as directors that are submitted by shareholders in writing in accordance with certain requirements set forth in the Company's by-laws. The charter of the Committee is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordNominatingCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The Committee met three times during 2006. The Board has determined that all of the members of the Committee are independent directors.

Director Independence

        Pursuant to the Company's Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2007. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that the following members of the Board are independent of the Company and its management in accordance with the requirements of the listing standards of the New York Stock Exchange and the standards set forth in the Corporate Governance Guidelines: Ramon de Oliveira, Trevor Fetter, Edward J. Kelly, III, Paul G. Kirk, Jr., Gail J. McGovern, Michael G. Morris, Robert W. Selander, Charles B. Strauss and H. Patrick Swygert. The Company's director independence standards are contained in the Company's Corporate Governance Guidelines, which are available on the Company's website at www.thehartford.com/higfiles/pdf/TheHartfordGovGuidelines.pdf and in print to any shareholder who requests them.

        In 2003, the Board created the position of presiding director, whose primary responsibility is to preside over the executive sessions of the Board in which management directors and other members of management do not participate. Pursuant to the Corporate Governance Guidelines, the non-management members of the Board meet regularly (at least four times a year) in executive session. The non-management directors of the Board annually select a non-management director to serve as presiding director. No individual director may serve as presiding director for two consecutive years. Since May 17, 2006, Paul G. Kirk, Chairman of the Compensation and Personnel Committee, has held the position of presiding director. Mr. Kirk will serve as presiding director until May 16, 2007, the date of the Annual Meeting, at which time his replacement will be designated by the non-management directors. In 2006, the non-management directors met four times in executive session.

Selection of Nominees for Election to the Board

        The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders. In addition, the Company, at the request of the Nominating and Corporate Governance Committee, has retained an outside search firm to identify prospective Board nominees.

        The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Company's Corporate Governance Guidelines as well as other relevant factors as it deems appropriate, including: the relevance of the prospective nominee's experience to the business and objectives of the Company; the current composition of the Board; the prospective nominee's potential contribution to the diversity of the Board; the prospective nominee's independence from conflicts of interest and from actual or potential economic relationships with the Company; the need for financial and accounting expertise; and the prospective nominee's availability to attend regularly scheduled Board meetings and to devote appropriate amounts of time to preparation for such meetings. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company's by-laws. A shareholder who wishes to recommend a prospective nominee for the Board should provide notice to the Company's Corporate Secretary either by personal delivery or by pre-paid United States mail, which sets forth: the nominating shareholder's name and address; the name and address of the proposed nominee; a representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the next annual meeting of shareholders; a representation that the nominating shareholder intends to appear in person or by proxy at the next annual meeting of shareholders to nominate the nominee; a description of any arrangements or understandings between the nominating shareholder and the nominee and any other person involved in the nomination process; such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated by the Board; the consent of the nominee to serve as a director of the Company if so elected; and a representation as to whether the nominating shareholder intends to solicit proxies in support of the nominee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, the materials will be forwarded to the Nominating and Corporate Governance Committee. These materials must be received by the Company's Corporate Secretary not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

Code of Ethics and Business Conduct

        The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordCodeofEthics.pdf. In addition, the Company has adopted a Code of Ethics and Business Conduct for Members of the Board of Directors, which is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordCodeofEthicsBOD.pdf. Copies of each of the codes will be provided without charge to any shareholder who requests them in writing.

Board Attendance at Shareholder Meetings

        The Company encourages its directors to attend the Annual Meeting of Shareholders. All of the Company's then current directors, with the exception of Mr. Selander, attended the Annual Meeting of Shareholders held on May 17, 2006.

Certain Relationships and Related Transactions

        The Board has adopted a Policy for the Review, Approval or Ratification of Transactions with Related Persons. Pursuant to this Policy, the Company's directors and Section 16 executive officers must promptly disclose any actual or potential material conflict of interest to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board for evaluation and appropriate resolution. If the transaction involves a Section 16 executive officer or an immediate family member of a Section 16 executive officer, the matter must also be disclosed to the Company's General Auditor or Director of Compliance for evaluation and appropriate resolution.

Shareholder Communications with the Board

        Anyone interested in communicating directly with the Board's non-management directors, or anyone desiring to raise a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee of the Board, may do so by any of the following means: by telephone at 1-866-737-6812 (in the U.S. and Canada) and 1-866-737-6850 (in all other countries), via the internet at www.ethicspoint.com or through written correspondence sent to The Hartford, c/o EthicsPoint, P.O. Box 230369, Portland, Oregon 97281-0369.

        The above-listed resources are operated by EthicsPoint, an external vendor that employs trained professionals to take calls, in confidence, and to report concerns to the appropriate persons for proper handling.

AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS

Audit Committee Charter

        The Audit Committee reports to the Board of Directors. Its primary function is to assist the Board in monitoring (i) the integrity of the financial statements and financial disclosures of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditor, and (iv) the compliance by the Company with legal and regulatory requirements and internal compliance policies and procedures. The Committee operates under a charter approved by the Board in December 2004, which is available on our website at: www.thehartford.com/higfiles/pdf/TheHartfordAuditCommittee.pdf. The charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Committee to the Company's independent auditor, the internal audit department, and management of the Company. A copy of the charter will be provided without charge to any shareholder who requests it in writing.

Membership

        The Audit Committee consists of four members, all of whom are "independent" directors within the meaning of the SEC's regulations, the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines, and all of whom are "financially literate" within the meaning of the listing standards of the New York Stock Exchange. None of the members of the Committee are current officers or employees of the Company or its affiliates, nor do any of them have any relationship to the Company that might interfere with the exercise of their independence from management and the Company. In addition, our Board has determined that all of the members of the Committee are qualified as "audit committee financial experts" within the meaning of the SEC's regulations and that each has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

Report of the Audit Committee

        The Audit Committee, in its oversight role over (i) the Company's financial accounting and reporting process, (ii) the Company's system of internal controls established by management and (iii) the internal and external audit processes, has met with Company management, the independent auditor and the internal auditor of the Company. Discussions about the Company's audited financial statements for the year ended December 31, 2006 and internal control over financial reporting at December 31, 2006 included the independent auditor's judgments about both the quality and the acceptability of the Company's accounting principles and underlying estimates used in those financial statements, as well as other matters, as required by auditing standards of the Public Company Accounting Oversight Board, SEC Rule 2-07 of Regulation S-X, Statement on Auditing Standards No. 61, Communication with Audit Committees ("SAS 61"), as amended by SAS No. 89, Audit Adjustments ("SAS 89"), and SAS No. 90, Audit Committee Communications ("SAS 90"), and by the Audit Committee charter.

        In conjunction with the specific activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 21, 2007:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2006 with management of the Company.

  (2)
  The Audit Committee has discussed with the independent auditor the matters required to be discussed by SAS 61, SAS 89 and SAS 90.

  (3)
  The Audit Committee has discussed with the auditor the independent auditor's independence from the Company, and the Audit Committee has received from the independent auditor, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees:

    (i)
    a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and

    (ii)
    a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company within the meaning of the securities acts administered by the Securities and Exchange Commission.

        Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

The Audit Committee:

Charles B. Strauss, Chairman
Ramon de Oliveira
Edward J. Kelly, III
Robert W. Selander

Fees to Independent Auditor for Years Ended December 31, 2006 and 2005

        The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for the audit of the Company's annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2006 and 2005.

	Year Ended December 31, 2006	Year Ended December 31, 2005
(1) Audit fees	$16,144,669	$13,097,840
(2) Audit-related fees(a)	1,179,013	760,356
(3) Tax fees(b)	145,634	88,875
(4) All other fees(c)	85,251	—

(a)
Fees for the year ended December 31, 2006 principally consisted of internal control reviews, employee benefit plan audits, and an audit associated with a disposition. Fees for the year ended December 31, 2005 principally consisted of internal control reviews and employee benefit plan audits.

(b)
Fees for the year ended December 31, 2005 and 2006 principally consisted of domestic and international tax compliance services and tax examination assistance.

(c)
Fees for the year ended December 31, 2006 consisted of a project related to the analysis of risk-based capital.

        The Audit Committee concluded that the provision of the non-audit services provided to the Company by the Deloitte Entities during 2005 and 2006 was compatible with maintaining the Deloitte Entities' independence.

        The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent auditor. The policies require that the Committee pre-approve specifically described audit and audit-related services, annually. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission and the Public Company Accounting Oversight Board on auditor independence. The independent auditor and management report to the Audit Committee on a timely basis regarding the services rendered by and actual fees paid to the independent auditor to ensure that such services are within the limits approved by the Committee. The Audit Committee's policies require specific pre-approval of all tax services, internal control-related services and all other permitted services on an individual project basis. As provided by the Committee's policies, the Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Committee meetings, up to a maximum of $100,000. The Chairman must report any pre-approvals to the full Committee at its next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The primary objectives of the Company's executive compensation programs, as discussed more fully below, are (i) to attract, retain and motivate executive talent in support of the Company's overall business strategy, (ii) to tie annual and long-term cash and stock incentives to the achievement of corporate, line of business and individual performance goals and leadership objectives, and (iii) to align executive performance incentives with the enhancement of shareholder value. Overall, the Company's compensation policies, programs and practices are intended to create a total compensation opportunity that is comparable to that provided to executives at organizations with which the Company competes for senior management talent.

        Company employee eligibility for certain compensation and perquisite programs is based on twelve broad compensation bands, commonly referred to as "tiers." Within this structure, "Tier 1" executives include the Company's Chairman, President and Chief Executive Officer and his six executive officer direct reports. "Tier 2" executives generally comprise the senior executive direct reports of the Tier 1 executive officers. As of December 31, 2006, there were 30 Tier 1 and Tier 2 executive officers in total (collectively referred to as "Senior Executives").

        This Compensation Discussion and Analysis sets forth the Company's compensation policies, programs and practices for Ramani Ayer, the Company's Chairman, President and Chief Executive Officer, the four other executive officers ("Named Executive Officers") listed on the Summary Compensation Table on page 28, and the Company's 25 other Senior Executives. All compensation actions for the Company's Senior Executives are authorized by the Compensation and Personnel Committee of the Company's Board of Directors (the "Compensation Committee"). The programs and policies described in this report generally apply to all Senior Executives, unless otherwise indicated.

Compensation Philosophy and Program

        The Compensation Committee and the Company recognize the importance of aligning the interests of Senior Executives with those of shareholders. In carrying out its decision-making functions related to executive compensation, the Compensation Committee has established certain guiding principles, including:

  •
  Recognition of the central importance of creating shareholder value, to be reinforced by reliance on equity compensation programs that deliver above-market compensation to Senior Executives when shareholders realize correspondingly superior gains;

  •
  Adherence to a pay-for-performance philosophy, through which compensation is intended to closely align with proven results, ensuring that aggregate compensation levels paid to Senior Executives reflect the extent to which the Company's key operating goals are met;

  •
  Maximization of shareholder value by encouraging the acquisition and retention of Common Stock by Senior Executives, thereby strengthening the common interests of management and shareholders;

  •
  Establishment of Senior Executive compensation levels that are competitive with pay rates offered at organizations with which the Company competes for senior management talent; and

  •
  Maintenance of a total compensation perspective on Senior Executive pay when judging the appropriateness of rewards for Senior Executives.

        The Compensation Committee believes that a compensation program that adheres to these guidelines will effectively facilitate Senior Executive efforts in achieving the Company's goals and appropriately recognize the contributions of each Senior Executive.

Objectives of the Compensation Program

        The target total compensation opportunity for each Senior Executive includes a base salary, annual incentives and long-term incentives. In determining compensation levels for each Senior Executive, the Compensation Committee focuses its review primarily on total compensation opportunities, rather than attempting to target a market level of compensation for each component of a compensation package. The Company generally targets the total compensation opportunity for Senior Executives at median market levels. However, consistent with the Company's pay-for-performance philosophy, a Senior Executive's total compensation opportunity is closely tied to his or her performance. Therefore, while overall compensation expense for the Senior Executives as a group is targeted at median market levels, an individual Senior Executive's total compensation opportunity may be targeted above or below market compensation levels, depending on that executive's individual performance, future potential, scope of responsibilities, and experience. The Company has made a concerted effort over the last several years to attract and develop top management talent in its senior-most executive ranks. As a result, the overall compensation expense for the Senior Executives as a group for 2006 was between median and seventy-fifth percentile market compensation levels.

        Compensation packages for Senior Executives reflect a heavy emphasis on performance-based, variable compensation, which, when combined with base salary, provides the opportunity for above-market total compensation for superior performance. The long-term incentive program is also designed to promote share ownership among Senior Executives, thereby promoting shareholder value. Accordingly, the Company's long-term incentive compensation is generally designed to be paid in equity, while base salary and annual incentive opportunities are generally designed to be paid in cash.

        Each of the Company's annual incentive compensation and long-term incentive compensation programs provides compensation that is linked directly to the performance of either the Company's stock price or to corporate, divisional or individual business objectives selected by the Compensation Committee. Compensatory awards that are tied to performance are commonly referred to as variable compensation. The percentage of a Senior Executive's total compensation comprised of variable compensation increases with the level of the individual's responsibility. At target levels of performance achievement, the annual incentive compensation is designed to represent between 20% and 32% of a Senior Executive's total compensation opportunity, and long-term, equity- based compensation is designed to represent (based on the grant date values of awards) between 27% and 67% of the total compensation opportunity for each Senior Executive, in each case with the percentage increasing as the Senior Executive's position within the Company increases. The apportionment between annual incentive compensation and long-term, equity-based compensation is not applied rigidly; the Compensation Committee assesses each executive's total pay opportunities and whether incentives sufficient to accomplish the Company's compensation objectives have been achieved. The Compensation Committee considers prior long-term, equity-based awards in connection with determinations regarding awards to Senior Executives of restricted stock, but does not generally review prior long-term, equity-based awards in connection with other compensation determinations.

        In assessing total compensation levels relative to compensation rates at organizations with which the Company competes for senior management talent, the Company participates in a number of compensation surveys. In assessing market competitive compensation rates for Senior Executives, multiple survey sources are consulted whenever possible. For the Company's Chairman, President and CEO and Senior Executives leading the Company's Finance, Legal, Information Technology and Human Resources operations ("Corporate Senior Executives"), the competitive market generally includes other leading insurance and financial services companies. However, general practices at large public companies outside of the insurance and financial services industry are also considered when reviewing compensation for certain Corporate Senior Executives whose functional responsibilities are not specific to the Company's industry. Messrs. Ayer, Johnson, and Wolin, three of the Company's Named Executive Officers, are all Corporate Senior Executives. The primary survey used in the development of compensation market data for Corporate Senior Executives is the Hewitt Associates Total Compensation Measurement survey. For Senior Executives leading business line functions within either the Company's Life or Property & Casualty operations ("Line of Business Senior Executives"), the Company sets compensation in line with practices that are common at other leading insurance carriers, as well as at other financial institutions that offer competing insurance and financial products. The Property and Casualty Insurance Compensation Survey conducted by Mercer Human Resources Consulting, Inc. and the Diversified Insurance Study conducted by Towers Perrin HR Services are the primary survey sources used for the Line of Business Senior Executives in the Company's Property & Casualty operations and Life Company operations, respectively. Messrs. Marra and Zwiener, two of the Company's Named Executive Officers, are Line of Business Senior Executives. For Senior Executives in the Company's investment management operations (HIMCO), the McLagan Investment Professional Survey, which includes data on investment professionals in both the insurance industry and investment management firms, is used in the development of competitive market data. None of the HIMCO Senior Executives are Named Executive Officers of the Company. Because the Company must compete with other large public companies for executive talent, and must attract and retain critical executive talent with industry-specific skills and experience, management believes that these surveys are appropriate for establishing competitive market compensation levels for these executives.

        Each of these surveys is conducted by independent, third party organizations. Administration of these surveys by objective, external compensation professionals promotes the consistency with which the compensation levels of the Company's Senior Executives are evaluated against compensation levels afforded executives at companies participating in these surveys. As a result of the compensation survey process, the companies comprising the competitive peer groups for purposes of developing compensation market data are restricted to those companies participating in the surveys. In addition, as participation in these surveys is voluntary, these competitive peer groups may change slightly year to year as participant rosters change. For Senior Executives in HIMCO, the competitive peer group is comprised of 44 insurance industry and 143 investment management firms included in the McLagan Investment Professional Survey. For the Senior Executives in the Corporate, Property and Casualty, and Life operations, the companies comprising the competitive peer groups for the purposes of establishing 2006 market compensation levels are provided in the following table:

Corporate

Aetna Inc.	ACE Insurance North American	AEGON USA
American Express Company	The Allstate Corporation	The Allstate Corporation
American International Group, Inc.	American International Group, Inc.	American International Group, Inc.
CIGNA Corporation	The Chubb Corporation	AXA Financial
Citigroup, Inc.	CNA Financial Corporation	ING
The Chubb Corporation	Farmers Insurance Group	John Hancock Financial Services
CNA Financial Corporation	GEICO	Lincoln National Corporation
Fidelity Investments	Liberty Mutual Insurance Company	Massachusetts Mutual Life Insurance Company
ING	Nationwide Financial Services, Inc.	Metropolitan Life Insurance Company
Liberty Mutual Insurance Company	The St. Paul Travelers Companies, Inc.	Nationwide Financial Services, Inc.
Massachusetts Mutual Life Insurance Company	State Farm Insurance Company	New York Life Insurance Company
Metropolitan Life Insurance Company	USAA	Northwestern Mutual
Nationwide Financial Services, Inc.	Zurich North America	Pacific Life
New York Life Insurance Company		Principal Financial
Protective Life Corporation		Prudential Financial, Inc.
SAFECO Corporation		TIAA-CREF

        It should be noted that these three sets of companies generally differ (although there are several commonalities) from the set of companies included in the S&P Insurance Composite Index used as the index of peer insurance companies in the performance graph and tables contained in the Company's 2006 annual report to shareholders.

Compensation Components

        The principal components of the compensation program for Senior Executives in 2006 were: base salary and a variable compensation opportunity comprised of an annual incentive award tied to operating results and a long-term compensation award tied to book value or book value per share growth and stock price appreciation. Each of these elements is discussed below.

  2006 Base Salary

        The primary factor in establishing base salaries for Senior Executives was competitive data regarding the base salaries paid to individuals holding similar positions in the organizations listed above to which the Company compares itself for purposes of establishing the compensation of Corporate Senior Executives or Line of Business Senior Executives, as applicable. Generally, the Company targeted salary levels between the median and the seventy-fifth percentile level of salary payable for each comparable position at competitive peer group companies. Management believes that it is important to provide competitive base salary levels in order to attract and retain critical executive talent.

        In assessing a Senior Executive's salary level in 2006, the Compensation Committee considered the on-the-job performance of that Senior Executive, including his or her demonstrated contributions to the achievement of the Company's goals. In considering salary actions, the Compensation Committee also reviewed each Senior Executive's compensation level relative to his or her peers internally and each Senior Executive's level of responsibility, experience, and expertise. Based on this review, the Compensation Committee approved salary increases of $50,000 to each of Messrs. Johnson and Wolin, effective February 1, 2006. The Compensation Committee believes that the relative difference between CEO compensation and the compensation of the Company's other executives is consistent with the differences found in the Company's peer group and reference labor market.

  2006 Variable Compensation

        Variable compensation reinforces the Company's pay-for-performance philosophy and is a key element to the total compensation program. In 2006, variable compensation comprised approximately 87% of the target total compensation opportunity for the Chief Executive Officer and between 75% and 81% of the target total compensation opportunity for the other Named Executive Officers.

  Annual Incentives

        Each year, the Compensation Committee establishes performance goals, which, if achieved, are expected to enhance the Company's value. The financial targets in the Senior Executive annual incentive plans are based on the Company's operating plan for the applicable fiscal year. The Compensation Committee also reviews and approves, with respect to each Senior Executive, annual incentive target amounts payable in the event business performance goals and leadership objectives established in the plan are fully realized. Generally, Senior Executives can earn payouts of between 0% and 200% of the target annual incentive payment levels established by the Compensation Committee at the beginning of the performance period. Actual annual incentive payouts depend on performance relative to the business performance goals and leadership objectives, as evaluated by the Compensation Committee. To reward extraordinary performance, the Committee may in its sole discretion authorize annual incentive payouts of up to 300% of the target annual incentive payment level.

        For Named Executive Officers, the maximum annual incentive award is determined by reference to an incentive pool of funds, in order to ensure the tax deductibility for the Company of the annual incentive awards. This pool is established as a fixed percentage of core earnings, calculated in accordance with the core earnings definition approved by the Compensation Committee as provided on page 21 ("Adjusted Core Earnings"). This incentive pool of funds is described in the footnotes to the Grants of Plan Based Awards table on page 30. Adjusted Core Earnings is a financial measure that is largely within management's responsibility and which management believes is highly correlated to shareholder value creation. The Compensation Committee has the authority to exercise, and has consistently exercised, negative discretion to reduce the maximum award payable to any Named Executive Officer pursuant to the approved formula. The Compensation Committee determines the actual award payable based on corporate performance and its evaluation of the Named Executive Officer's individual performance, in accordance with the procedure described below.

        Ordinarily, Corporate Senior Executives earn annual incentives based on corporate and individual performance. On occasion and where appropriate, the Compensation Committee may approve management's recommendation for customized annual incentive arrangements aimed at addressing competitive market requirements or specific business needs. Incentives for Line of Business Senior Executives may relate to corporate, line of business, and individual performance. In 2006, annual incentives for Senior Executives were generally based 70% on the achievement of financial results and 30% on the achievement of leadership objectives established at the beginning of the performance period.

        Fully-diluted Adjusted Core Earnings per share (EPS) and return on equity (ROE) were the 2006 financial performance objectives for the Company. As described above, the financial targets are taken directly from the Company's operating plan. For Corporate Senior Executives, performance relative to these financial objectives determines 70% of the annual incentive award calculation. Adjusted core EPS and ROE are performance measures that management believes are highly correlated with shareholder value creation and are, therefore, appropriate measures to employ in the Company's annual incentive program. For Line of Business Senior Executives, the financial measures in their annual incentive plans are consistent with the Corporate Adjusted Core EPS and ROE targets, but are based in large part on the performance of their particular line of business.

        Leadership objectives for the Company's Senior Executives generally included items with respect to strategic direction setting, succession and talent development, and personal development. The objectives for each executive were selected based on the specific business challenges and critical strategic issues expected to be faced during the performance year.

        The 2006 annual incentive performance objectives and the weightings assigned by the Compensation Committee to each objective for the Named Executive Officers are provided below:

Objective	Mr. Ayer	Mr. Marra	Mr. Zwiener	Mr. Johnson	Mr. Wolin

The Hartford Financial Performance	70%	20%	20%	70%	70%

Life Operations Financial Performance		50%

P&C Operations Financial Performance			50%

Individual Leadership Objectives	30%	30%	30%	30%	30%

        In its evaluation of appropriate annual incentive amounts payable to the Company's Senior Executives, the Compensation Committee considers three separate analyses of performance. First, Company performance against pre-established financial objectives is reviewed, as described in more detail below. Second, the Compensation Committee reviews an analysis of the Company's one-, three-, five- and ten-year financial performance relative to the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Insurance Composite peer group index. Finally, the Compensation Committee assesses the business environment in which the Company operated. Specifically, the Compensation Committee evaluates whether and to what extent the assumptions in the Company's operating plans were consistent with actual business conditions during the performance year. The Compensation Committee retains full discretion over any annual incentive amounts paid to the Company's Senior Executives (subject to the maximum annual incentive payment level) and may exercise such discretion based on its review of these performance analyses.

        In assessing financial performance for compensation purposes, the Compensation Committee has approved an adjusted core earnings definition that is intended to minimize or eliminate the effect—either favorable or unfavorable—of certain items. The adjustments pursuant to the definition are intended to ensure that award payments represent the results achieved in the underlying business and are not unduly inflated or deflated due to the effect of items that do not directly reflect Company or management performance. The definition of Adjusted Core Earnings for 2006 incentive compensation purposes is provided below:

        GAAP Net Income,

  Adjusted for After-tax:

1.
Net realized capital gains and/or losses, except for those net realized capital gains and/or losses resulting from net periodic settlements on credit derivatives and net periodic settlements on fixed annuity cross-currency swaps;

2.
Income/losses associated with the cumulative effect of accounting changes, and accounting extraordinary items;

3.
Total catastrophe losses, including reinstatement premiums, state catastrophe fund assessments and terrorism losses, that are above 130% or below 70% of budgeted catastrophe losses;

4.
The estimated earnings gained or lost associated with the S&P 500 index weighted average daily value during the performance period being above 105% or below 95% of the level budgeted in the Plan. For purposes of any adjustments pursuant to this section, earnings will be reduced/increased by $4.1 million for each percentage point the S&P 500 index weighted average daily value is above/below the Plan level;

5.
Entire amount (or such percentage of the loss as determined by the Compensation Committee) of any other individual non-catastrophe loss associated with any unusual or non-recurring item, including but not limited to reserve development, litigation and regulatory settlement charges and restructuring charges;

6.
Prior year non-recurring tax benefits or charges; and

7.
Income/loss associated with the allocations resulting from the liability sharing agreement with ITT, ITT Industries and Starwood (formerly ITT Sheraton) as a result of the spin-off.

        For Corporate Senior Executives, the 2006 annual incentive plan target for fully-diluted Adjusted Core EPS was $8.29 and the target for ROE was 15.4%. After adjusting reported earnings as described above in accordance with the approved Adjusted Core Earnings definition, 2006 fully-diluted Adjusted Core EPS for annual incentive compensation purposes was $9.27 and ROE was 17.3%. For Line of Business Senior Executives in the Company's Life Operations, the 2006 annual incentive plan target for Adjusted Core Earnings was $1.42 billion and the target for ROE was 16.0%. Actual 2006 Life Operations Adjusted Core Earnings for annual incentive compensation purposes was $1.588 billion and ROE was 17.8%. For Line of Business Senior Executives in the Company's Ongoing Property and

Casualty Operations, which excludes results reported in the Other Operations segment in the Company's financial statements, the 2006 annual incentive plan target for Adjusted Core Earnings was $1.26 billion and the target for ROE was 21.7%. Actual 2006 Ongoing Property and Casualty Operations Adjusted Core Earnings for annual incentive compensation purposes was $1.436 billion and ROE was 24.4%.

  2006 Long-Term Incentives

        For each Senior Executive, the Compensation Committee established a long-term incentive award opportunity value for 2006. The grant value of the 2006 long-term incentive award for each Senior Executive was based primarily on a review of long-term incentive opportunities granted to executives in comparable positions at companies to which the Company compares itself for purposes of establishing the compensation of Corporate Senior Executives or Line of Business Senior Executives, as applicable. These award levels were adjusted to reflect an assessment of individual executive performance and potential. Senior Executives (other than Senior Executives in HIMCO) received one-third of the total value of their long-term incentive awards as stock options, one-third as Performance Shares (which are the contractual opportunity to earn shares of Common Stock contingent on the Company achieving one or more performance objectives over a performance period established by the Compensation Committee), and one-third as restricted stock units.

        Stock options provide value to Senior Executives only when shareholders realize positive returns on their investment in the Company over a corresponding period. Performance Shares provide executives with actual stock ownership, subject to the attainment of three-year performance goals. Restricted stock units also provide executives with actual stock ownership, subject to a three-year service period (with pro rata vesting in the event of certain circumstances, such as retirement or disability). Because the Compensation Committee considers it equally important that long-term incentive awards provide incentives for Senior Executives (i) to increase share value, (ii) to achieve the specified business objectives linked to Performance Shares and (iii) to remain in the Company's employ (as is encouraged by restricted stock units), the long-term incentive opportunities are divided equally between the three different types of awards.

        Long-term incentive awards are valued based on the grant date values of such awards as established for expensing the awards under Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment ("FAS 123(R)"). The value associated with each type of award was not reduced to reflect expected forfeitures during the requisite vesting periods. The value of each stock option award was determined by using a binomial lattice option pricing model to establish a value per option based on the closing stock price on the date of grant. The value of each Performance Share award was determined by applying a pricing model to determine the grant date value per Performance Share based on the closing stock price on the date of grant. Because dividends are not paid on Performance Shares during the three-year performance period, the grant date value of a Performance Share is slightly less than the closing stock price on the date of grant. The value of each restricted stock unit award was equal to the closing stock price on the date of grant.

        The Company makes its annual long-term incentive awards on the date of the Compensation Committee meeting at which annual compensation decisions for Senior Executives, including base salary determinations and annual incentive awards, are made. This meeting typically occurs in February. Therefore, all elements of executive total compensation packages are generally communicated to Senior Executives following the February meeting. With respect to performance share awards, management believes that it is appropriate to make such awards as close as possible to the beginning of the applicable performance period, typically January 1st of the first year of the performance period. For 2006, the Company's annual long-term incentive awards were made on February 15, 2006, the date of the Compensation Committee meeting at which the Compensation Committee approved the awards.

        Beginning in 2007, the Company will make its annual long-term incentive awards on the first day of the Company's first scheduled trading window period following its meeting regarding compensation decisions for its Senior Executives. The Company's scheduled trading window period commences on the second trading day following the Company's filing with the SEC of its periodic reports on Form 10-K or Form 10-Q, as applicable. This change to the Company's grant date practice is intended to provide for grants of equity awards at times when the Company's public disclosures of its financial results are most current.

  Stock Options

        Stock options provide executives with the opportunity to acquire an equity interest in the Company and to participate in created shareholder value as reflected in growth in the price of the Common Stock. Accordingly, stock option grants reward Senior Executives when value is created for shareholders. Stock options reinforce the Company's goal of aligning the interests of its executives and shareholders. The option exercise price equals 100% of the fair market value of the Common Stock on the date of grant, thereby ensuring that plan participants will derive benefits only as shareholders realize corresponding gains. To ensure a long-term perspective, options awarded in 2006 have a ten-year term.

        Options granted in 2006 to the Company's Tier 1 executive officers (including the Named Executive Officers) will vest and become exercisable at the later of: (i) the date upon which the closing price of the Common Stock equals or exceeds 125% of the option exercise price for a period of at least ten consecutive trading days, and (ii) three years from the grant date (February 15, 2009). Options granted to the Company's Tier 2 executive officers vest and become exercisable one-third per year over a three-year period. Because Tier 1 executive officers have the greatest ability to influence stock price performance through their individual efforts (as compared to less-senior officers), the Compensation Committee determined to ascribe a more stringent vesting schedule to their options, by requiring three full years of service before any benefit is gained from these options, and further postponing vesting of the options until the Company's stock price achieves a 25% increase in value. Information regarding options granted to the Named Executive Officers during 2006 is included in the tables following this report.

  Performance Shares

        Executives in the Company's corporate functions receive Performance Share awards based on overall Company performance. Executives in the Company's Life and Property & Casualty operations receive Performance Share awards with performance objectives tied to the financial results of these operations. Target level performance relative to the pre-established performance objectives will result in the award of a target number of Performance Shares at the end of the applicable performance period. Better performance will yield a larger payout; poorer performance will yield a smaller payout. The maximum number of shares that may be earned under the program is 200% of the number of shares granted. If the minimum threshold amounts established by the Compensation Committee are not achieved, there will be no payout. Performance Shares are payable in Common Stock, unless the Compensation Committee in its sole discretion elects to pay such awards part in Common Stock and part in cash or entirely in cash. Performance Shares granted in 2006 vest on December 31, 2008, with pro rata vesting in the event of certain circumstances, such as retirement or disability. No dividend equivalents are paid on Performance Shares during the applicable performance period.

        In 2005, management conducted a study to determine which long-term financial measures are most critical to the promotion of shareholder value. Management solicited the opinions of key investors as part of this study. Study results indicated that book value per share growth was the financial measure most critical to the promotion of shareholder value. Therefore, under the terms of the Performance Share awards made in 2006 to Corporate Executive Officers, including Messrs. Ayer, Johnson and

Wolin, the financial performance objective is three-year compound annual book value per share growth measured over the 2006 through 2008 performance period. For Performance Share award recipients working in the Company's life insurance operations, including Mr. Marra, the financial performance objective is three-year compound annual Life operations book value growth measured over the 2006 through 2008 performance period. For Performance Share award recipients working in the Company's Property and Casualty insurance operations, including Mr. Zwiener, the financial performance objective is three-year compound annual Property and Casualty operations book value growth measured over the 2006 through 2008 performance period. The target levels of book value per share and book value growth were established based on analysts' projections of peer company financial performance over the period. For the corporate Performance Share awards, the target level of compound annual book value per share growth over the three-year period is 12.0%. For the Life and Ongoing Property and Casualty 2006 Performance Share awards, the target level of compound annual book value growth over the three-year period is 11.3% and 12.7%, respectively. In the calculation of book value per share growth under the awards granted to Corporate Senior Executives, dividends paid to shareholders are added back to book value, with an adjustment for the future value of such dividend payments. Similarly, in the calculation of book value growth under the awards granted to Line of Business Senior Executives, capital contributions from the parent company are subtracted from book value and dividend payments made to the parent company are added back to book value, with an adjustment for the future value of such dividend payments.

        In lieu of Performance Share awards, Senior Executives working in the Company's HIMCO operations received cash-based long-term awards under the HIMCO Long-Term Incentive Plan under which amounts payable are based upon HIMCO operating income performance. Awards made to the ten managing directors at HIMCO in 2006 vest over a five-year period, with one-fifth vesting at the end of each calendar year. Awards made to all other HIMCO officers vest over a three-year period, with one-third vesting at the end of each calendar year. The HIMCO Long-Term Incentive Plan is intended to more closely align the long-term compensation program for the investment professionals at HIMCO with the performance for which they are directly responsible. Consequently, their risks and rewards are linked directly to their personal performance and that of their organization. Cash-based incentive plans of this nature are consistent with the general practices of companies with which the Company compares itself in determining the compensation of its Senior Officers in the HIMCO operations.

  Restricted Stock Unit Awards

        Restricted stock unit awards are intended to help retain key executive talent over the long-term. These awards vest on the third anniversary of the grant date, with pro rata vesting in the event of certain circumstances, such as retirement or disability. Dividend equivalents are credited to the awards on the same basis that cash dividends are paid on outstanding Common Stock. The amount of each such dividend equivalent is determined based on the closing stock price of the Common Stock on the dividend payment date. Restricted stock unit awards are payable in Common Stock following the third anniversary of the grant date, unless the Compensation Committee in its sole discretion elects to pay such awards part in Common Stock and part in cash or entirely in cash.

  Restricted Stock Awards

        In addition to annual long-term incentive awards, restricted stock grants are made on a selective basis in order to encourage the retention of certain key performers or executives determined to have high potential to move into critical positions. The Compensation Committee conducts an annual review of the Company's executive talent evaluation and reviews management's recommendations for restricted stock awards. In 2006, no restricted stock awards were made to Named Executive Officers. Restricted stock awards were made to seven Tier 2 Executive Officers in 2006.

  Executive Benefits

        The Company provides all of its employees with employee benefits, including health benefits, life insurance, disability benefits, savings plans and pensions. The Senior Executives participate in the same benefit plans and programs as other salaried employees. In addition, the Company maintains for the benefit of the Senior Executives and certain other management employees non-qualified pension and savings plans that provide for such individuals those benefits that cannot be provided under the tax qualified benefit plans available to employees generally, by reason of limitations on contributions and benefits that are imposed on tax qualified benefit plans under the Internal Revenue Code.

        The pension benefits available to employees generally differ based on when an employee was hired. For employees, including Senior Executives, hired prior to January 1, 2001, the formula currently used in determining retirement benefits is based on a percentage of the employee's final average pay multiplied by the number of the employee's years of service. For those employees, including Senior Executives, hired on or after January 1, 2001, the benefits provided are based on credits made each year to a book entry account established for the benefit of each such employee, and interest credits on that account. The amount credited annually to each employee's account is a stated percentage of the employee's eligible compensation for the year for which the credit is provided. The actual percentage credited will depend on the employee's age at that time. Effective January 1, 2009, the retirement benefits accrued by employees hired prior to 2001 in respect of their services after 2008 will be determined under this latter formula. This change in the manner in which pension benefits are determined was made to allow the Company to have greater control over the costs associated with maintaining such pension plans, but has been phased in for employees who were employed prior to the time of such change because of the Company's desire to minimize any potentially adverse impact of the change in manner of determining retirement benefits on longer service employees.

  Potential Payments Upon Termination or Change of Control

        The Company maintains certain change of control benefits for its Senior Executives that are designed to assure a continuity of management, and to permit each of these individuals to be able to focus on his or her responsibilities to the Company without undue distraction due to concerns about personal financial security, during any period during which the Company is confronted with a contest for control. These benefits are also designed to assure that in any such contest these Senior Executives are not influenced in their actions by events that could occur following a change in control. The Company's intent is that these benefits be consistent with those generally provided to senior executives at large, publicly traded companies, while maintaining cognizance of the need to balance the interests of its Senior Executives with the costs of these arrangements.

        Consistent with this intent, in 2006, the Compensation Committee directed its executive compensation consultant to review the executive benefits and perquisites afforded its senior executives relative to competitive practice, generally and within the industry. The resulting analysis showed that the Company's programs were generally consistent with market practice. However, the analysis did identify certain benefits, related to potential payments upon termination or change of control, that were generous relative to current market practice. The Compensation Committee directed management to reduce those benefits. As a result, the Tier 1 executive officers (which included each of the Named Executive Officers) each executed amendments to their respective employment agreements with the Company. The changes to the agreements are summarized as follows:

  •
  Elimination of Change of Control benefits payable upon voluntary termination by the Tier 1 executive officer.  Provisions enabling the Tier 1 executive officer to still receive certain Change of Control benefits, after voluntarily terminating employment with the Company within 180 days following a Change of Control, were eliminated.

  •
  Elimination of Change of Control benefits following a potential Change of Control.  Provisions providing Change of Control benefits, following an actual Change of Control, to a Tier 1 executive officer who was involuntarily terminated while the Change of Control was pending, were eliminated.

  •
  Reduction of Change of Control protection period.  The period during which Change of Control protections remain in force to benefit the Tier 1 executive officer was reduced from three years to two years following a Change of Control.

  •
  Elimination of Vested Benefits Enhancement.  Provisions crediting the Tier 1 executive officer with additional retirement benefits in the event of involuntary Termination Without Cause prior to a Change of Control, or in the event of involuntary Termination Without Cause or Termination For Good Reason following a Change of Control, were eliminated, effective for terminations occurring on or after July 1, 2009.

Stock Ownership and Retention Guidelines

        The Senior Executives are expected to attain guideline levels of ownership of Common Stock, consistent with the compensation principle encouraging the acquisition and retention of Common Stock by Senior Executives in order to align management's interests with those of shareholders. The Compensation Committee established these ownership guidelines. The guideline levels were last changed in 2005, at which time they were increased to a level approximating the 75th percentile of ownership guidelines established at other large, publicly traded companies, as follows:

Stock Ownership Guidelines

Position	(As a multiple of base salary)
CEO	6x
Other Tier 1 Senior Executives	4x
Tier 2 Senior Executives	3x

        The Compensation Committee reviews Senior Executive ownership levels annually. Senior Executives are expected to meet these ownership guidelines by the fifth anniversary of the approval date of the new guidelines or within five years of appointment to a Senior Executive position, whichever is later. All Named Executive Officers meet these ownership guidelines. The Company's other Senior Executives generally either meet these ownership guidelines or are making progress toward meeting these ownership guidelines within the allotted time frame.

Effect of Tax and Accounting Considerations on Compensation Design

        In designing its compensation programs, the Company considers and factors into the design of the programs the tax and accounting aspects of the programs. Principal among the tax considerations is the potential impact of Section 162(m) of the Internal Revenue Code, which generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to a named executive officer, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. As noted above, the Company follows a pay-for-performance philosophy and has determined that a vast majority of the compensation paid to its Senior Executives and, in particular, the Named Executive Officers, should be variable compensation that is contingent upon achievement of performance conditions. For this reason, where applicable, the Company's variable compensation is designed in a manner that meets the requirements of performance-based compensation exempt from the limitations set forth in Section 162(m). Accordingly, annual incentives and Performance Share awards are designed to qualify as exempt performance-based compensation.

        Other tax considerations are factored into the design of the Company's compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

        Accounting considerations are also taken into account in designing the compensation programs made available to Senior Executives. Principal among these is FAS 123(R), which addresses the accounting treatment of certain equity-based compensation. The requirement under FAS 123(R) that stock options be expensed—as opposed to the prior accounting regime where there was no accounting charge associated with the grant of service-based stock options having an exercise price at least equal to the grant date price of the underlying stock—influenced the Company's decision to no longer grant stock options to non-Senior Executive employees and to grant only one-third of the long-term compensation opportunities for Senior Executives in the form of stock options.

Roles of the Company's Officers in Setting Executive Compensation

        The Company's Human Resources department supports the Compensation Committee in the execution of its responsibilities in setting the compensation that is payable to the Company's Senior Executives. The Company's Executive Vice President, Human Resources, supervises the development of the materials relating to the agenda items for each Compensation Committee meeting. These materials are reviewed by the Compensation Committee Chairman and his recommendations are incorporated before distribution to the full Compensation Committee.

        In addition, the following members of the Company's management team are normally present at each Compensation Committee meeting: Ramani Ayer, Chairman, President and Chief Executive Officer; Ann M. de Raismes, Executive Vice President, Human Resources; N. Karen Macke, Senior Vice President, Total Rewards and HR Operations; and Richard G. Costello, Vice President and Corporate Secretary. Mr. Ayer, Ms. de Raismes and Ms. Macke present at the meetings, as appropriate, management's recommendations to the Compensation Committee regarding agenda items. In addition, Ms. de Raismes and Ms. Macke attend in connection with their support of the general workings of the Compensation Committee. Ms. Macke takes the meeting minutes, and Mr. Costello attends in connection with his responsibilities as Corporate Secretary.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

Report submitted as of February 21, 2007 by:

Members of the Compensation and Personnel Committee:

Paul G. Kirk, Jr., Chairman
Gail J. McGovern
Michael G. Morris
Robert W. Selander
H. Patrick Swygert

COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        As of the date of this Proxy Statement, the Compensation and Personnel Committee consists of Messrs. Kirk (Chairman), Fetter, Morris, Selander and Swygert and Ms. McGovern, all of whom are independent non-management directors. None of the Compensation and Personnel Committee members has served as an officer or employee of the Company, and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company's Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by (i) the Company's Chief Executive Officer; (ii) the Company's Chief Financial Officer; and (iii) the three other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "Named Executive Officers") for the fiscal year ended December 31, 2006. Amounts paid under the Company's annual incentive compensation plan are generally paid in the year following the year in which the amount is earned.

Name and Principal Position	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total($)

(a)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ramani Ayer Chairman, President and Chief Executive Officer	1,150,000		5,557,637	3,318,289	3,650,000	3,723,721	88,085	17,487,732

Thomas M. Marra Executive Vice President	990,000		3,097,772	1,171,516	2,316,000	972,583	44,367	8,592,238

David K. Zwiener Executive Vice President	990,000		3,097,772	1,117,041	2,232,000	1,080,565	39,349	8,556,727

David M. Johnson Executive Vice President and Chief Financial Officer	695,833		1,750,460	568,345	1,517,000	151,505	7,748	4,690,891

Neal S. Wolin Executive Vice President and General Counsel	695,833		1,324,160	394,498	1,517,000	122,187	31,619	4,085,297

1)
The Named Executive Officers did not receive payments that would be characterized pursuant to the rules of the Securities and Exchange Commission as "Bonus" payments for the fiscal year ended December 31, 2006. Annual cash incentives are reflected in column (g), Non-Equity Incentive Plan Compensation, above.

2)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) with respect to restricted stock, restricted stock unit and Performance Share awards made pursuant to the Company's incentive stock plans and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's 2006 Annual Report on Form 10-K. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods.

3)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) with respect to stock option awards made pursuant to the Company's incentive stock plans and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's 2006 Annual Report on Form 10-K. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. The provisions of The Hartford 2005 Incentive Stock Plan and predecessor incentive stock plans call for full vesting of outstanding stock option awards upon retirement, as defined in the Plan. Under FAS 123(R), this plan provision requires immediate expensing of the entire award upon grant for employees who are retirement eligible. As Mr. Ayer was retirement eligible at the time of the 2006 annual grant, the amount shown for him reflects the full grant date value of his 2006 stock option award. Messrs. Marra and Zwiener become eligible to retire in 2008, therefore their awards are expensed through their retirement eligibility date rather than through the vesting date.

4)
The amounts shown in this column reflect annual bonus amounts as determined by the Company's Compensation and Personnel Committee (the "Compensation Committee") at its February 21, 2007 meeting. These amounts were based on the Company's financial performance and each Named Executive Officer's leadership performance relative to goals established at the beginning of the performance period. The Named Executive Officers participate in an annual incentive program under which a maximum annual incentive award for each executive is determined by reference to an incentive pool of funds. The purpose of this incentive pool of funds is to ensure the tax deductibility of the annual incentive awards for the Company.

  The Compensation Committee consistently exercises negative discretion to reduce the actual amount payable to each Named Executive Officer as described in the Annual Incentives section of the Compensation Discussion and Analysis herein. The amounts shown in this column were paid on March 15, 2007.

5)
The amounts in this column reflect the actuarial increase in the present value of the accumulated benefits of the Named Executive Officers under all pension plans established by the Company. The amounts were calculated using discount rate, mortality and form of payment assumptions consistent with those used in the Company's GAAP financial statements. These assumptions are described in further detail in the discussion on pages 35–36, following the Pension Benefits Table.

6)
The amounts shown in this column are described in the following table titled "Summary Compensation Table—All Other Compensation."

Summary Compensation Table—All Other Compensation

        The following table provides the amounts presented in the "All Other Compensation" column in the Summary Compensation Table on page 28 for the Company's Named Executive Officers.

Name and Principal Position	Year	Perquisites ($)(1)	Compensation cost computed in accordance with FAS 123(R) for any purchases of company securities at discount, unless available generally to all employees($)	Amount Paid or Accrued pursuant to a plan or arrangement in connection with any termination of employment or CIC($)	Contributions or other allocations to defined contribution plans($)(2)	The dollar value of any insurance premiums paid by, or on behalf of, the registrant with respect to life insurance for the benefit of named exec officer($)(3)	The dollar value of any dividends or other earnings paid on stock or options awards when such amounts were not factored into the reported grant date fair value($)	Total($)

Ramani Ayer Chairman, President and Chief Executive Officer	2006	47,054	na	na	40,983	48	na	88,085

Thomas M. Marra Executive Vice President	2006	9,600	na	na	34,719	48	na	44,367

David K. Zwiener Executive Vice President	2006	3,751	na	na	35,550	48	na	39,349

David M. Johnson Executive Vice President and Chief Financial Officer	2006	—	na	na	7,700	48	na	7,748

Neal S. Wolin Executive Vice President and General Counsel	2006	6,971	na	na	24,600	48	na	31,619

1)
The aggregate value of perquisites provided to each of Messrs. Ayer, Marra, Zwiener, Johnson, and Wolin during 2006 was $47,054, $9,600, $3,751, $0, and $6,971, respectively. Mr. Ayer's perquisites consisted of $19,000 for financial and tax planning services paid for by the Company, $26,840 for the use of Company car services for commuting and personal uses (amount includes tax gross-up amount of $11,125), and for a home security system with a cost of $1,214 (amount includes tax gross-up amount of $18). Company payments for the home security system ended in 2006. Mr. Zwiener's perquisites consisted of financial and tax planning services paid for by the Company and the use of Company car services for commuting and personal uses. Perquisite amounts for Messrs. Marra and Wolin consisted of financial and tax planning services paid for by the Company.

2)
The amounts shown in this column represent Company contributions under The Hartford Investment and Savings Plan, a tax-qualified defined contribution plan, and The Hartford Excess Savings Plan, a non-qualified plan established as a "mirror" to the qualified plan to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under these plans, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of the annual salary of each employee earning $100,000 per year or greater, and a non-matching contribution equal to one and one-half of one percent (.015) of the annual salary of each employee earning less than $100,000 per year.

3)
The amounts shown in this column represent the Company's contribution for the premium of a $25,000 Group Term Life insurance benefit.

Grants of Plan Based Awards Table

        The following table discloses the actual numbers of stock options, Performance Shares, and restricted stock units and the grant date fair value of these awards to the Company's Named Executive Officers in 2006. The table also discloses potential future payouts under the Company's non-equity and equity incentive plans.

        Other than Senior Executives in HIMCO, Senior Executives of the Company, including the Named Executive Officers, receive one-third of the total value of their long-term incentive awards as stock options, one-third as Performance Shares, and one-third as restricted stock units. The number of each such award to be granted is based on the grant date value to be delivered as approved by the Compensation Committee and the grant date values of each such award as established for expensing the award under FAS 123(R). The value associated with each type of award was not reduced to reflect expected forfeitures during the requisite vesting periods. The Company's long-term incentive awards were made on February 15, 2006, the date the Compensation Committee approved these awards.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options
		Grant Date (also need the date of action if different)
											Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name	Plan		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target($)	Maximum($)	(#)(3)	(#)(4)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(k)	(i)	(j)	(k)	(l)
Ramani	Non-Equity	2/15/2006	—	1,850,000	3,700,000
Ayer	Performance Shares	2/15/2006				6,380	25,520	51,040				2,000,000
Chairman,	Restricted Stock Units	2/15/2006							24,096			2,000,000
President	Stock Options	2/15/2006								71,750	83.00	2,000,000
and
Chief
Executive Officer
Thomas M.	Non-Equity	2/15/2006	—	1,200,000	2,400,000
Marra	Performance Shares	2/15/2006				3,360	13,441	26,882				1.053,333
Executive	Restricted Stock Units	2/15/2006							12,691			1,053,333
Vice	Stock Options	2/15/2006								37,789	83.00	1,053,333
President
David K.	Non-Equity	2/15/2006	—	1,200,000	2,400,000
Zwiener	Performance Shares	2/15/2006				3,360	13,441	26,882				1,053,333
Executive	Restricted Stock Units	2/15/2006							12,691			1,053,333
Vice	Stock Options	2/15/2006								37,789	83.00	1,053,333
President
David M.	Non-Equity	2/15/2006	—	770,000	1,540,000
Johnson	Performance Shares	2/15/2006				1,755	7,018	14,036				550,000
Executive	Restricted Stock Units	2/15/2006							6,627			550,000
Vice	Stock Options	2/15/2006								19,731	83.00	550,000
President
and Chief
Financial
Officer
Neal S.	Non-Equity	2/15/2006	—	770,000	1,540,000
Wolin	Performance Shares	2/15/2006				1,382	5,529	11,058				433,333
Executive	Restricted Stock Units	2/15/2006							5,221			433,333
Vice	Stock Options	2/15/2006								15,546	83.00	433,333
President
and General
Counsel
1)
The amounts shown in columns (c), (d), and (e) represent amounts payable to the Named Executive Officers under the Company's annual cash incentive plan. The amounts shown in column (c) represent the minimum payout level associated with the 2006 annual incentive plan. If certain threshold levels of performance are not met, there are no payments under the plan. The amount shown in column (d) is the "target" amount payable under the program, which is the amount payable if the pre-established financial and leadership goals are fully met. The amount shown in column (e) is 200% of the target and represents, in the Compensation Committee's practice, the maximum amount payable. However, consistent with the program provisions described in more detail below, to reward extraordinary performance, the Compensation Committee may in its sole discretion authorize annual incentive payouts of up to the lesser of 300% of the target annual incentive payment level or $5 million. The Compensation Committee reviews and approves, with respect to each Named Executive Officer, the annual incentive target amounts payable in the event business performance goals, which are based on the Company's operating plan, and leadership objectives established in the plan are fully realized. The actual payouts of these awards occurred on March 15, 2007 and are disclosed in the Summary Compensation Table.

Under the annual incentive program in which the Named Executive Officers participate, a maximum annual incentive award for each executive is determined by reference to an incentive pool of funds, as described below. The purpose of this incentive plan is to ensure the tax deductibility of the annual incentive awards for the Company. The total incentive pool was equal to 1.0% of total Company Adjusted Core Earnings for 2006 as defined by the Compensation Committee (the "Incentive Pool"). Relative to this Incentive Pool, the Compensation Committee determined that the maximum annual incentive award payable to each Named Executive Officer was to be the lesser of: (1) the percentage of the Incentive Pool allocated to him identified below, or (2) 300% of his target annual incentive award established by the Compensation Committee at the beginning of the performance year. Also, the maximum annual incentive amount payable to any Named Executive Officer under the program is $5 million. The percentage of the Incentive Pool allocated to Mr. Ayer was 30%. The percentage of the Incentive Pool allocated to each of Messrs. Marra and Zwiener was 20%. The percentage of the Incentive Pool allocated to each of Messrs. Johnson and Wolin was 15%. The actual annual incentive award granted to a participant is determined by the Compensation Committee, which retains negative discretion to reduce or eliminate (but not increase) an award to any Named Executive Officer based on its evaluation of the executive's performance. In determining the actual award payable to each executive, the Compensation Committee reviews business performance criteria such as Adjusted Core Earnings and return on equity pertaining to the particular executive as well as individual performance against key strategic leadership objectives established at the beginning of the performance period. As indicated in the discussion above, the Compensation Committee has consistently used negative discretion to reduce the amount of the award such that the actual amount paid typically does not exceed two times the target amount.

2)
The amounts in column (f) represent the minimum number of Performance Shares which vest and become payable at the discretion of the Compensation Committee; the amount is 25% of the target amount shown in column (g). This is the amount payable if the threshold level of financial performance is achieved. If financial performance is below this threshold level, there would be no payouts under the plan. The amount shown in column (g) is the "target" amount payable under the program, which is the amount payable if the pre-established adjusted book value per share or book value growth goals are fully met. The amount shown in column (h) is the maximum amount payable under the plan, or 200% of the target. The awards vest and are payable following a three-year performance period which commenced on January 1, 2006 and will terminate on December 31, 2008 (awards vest pro rata in the event of certain circumstances, such as retirement or disability). Payouts, if any, are made pursuant to the achievement of established performance criteria and subsequent approval by the Compensation Committee and can range between 0% and 200%. The value of each Performance Share is determined by applying a pricing model to establish the grant date value per Performance Share based on the closing stock price on the date of grant. Because dividends are not paid on Performance Shares during the three-year performance period, the grant date value of a Performance Share is slightly less than the closing stock price on the date of grant. The New York Stock Exchange closing price per share of Company Common Stock on the grant date, February 15, 2006 was $83.00. The value for each Performance Share awarded on that date was $78.37.

3)
The amounts in this column represent the restricted stock units that were granted to the Named Executive Officers. Each restricted stock unit represents a contractual right to receive one share of Common Stock of the Company at the end of a three-year service period. Dividend equivalents with respect to restricted stock units are paid in the same amount and to the same extent as dividends paid to holders of Common Stock. The value of each Restricted Stock Unit was equal to the closing stock price on the date of grant. The New York Stock Exchange closing price per share of Company stock on the grant date, February 15, 2006 was $83.00. The value for each restricted stock unit awarded on that date was equal to $83.00.

4)
The amounts in this column represent the option to purchase shares of Common Stock that were granted under The Hartford 2005 Incentive Stock Plan at an exercise price of $83.00 per share (the New York Stock Exchange closing price per share of Company Common Stock on the grant date, February 15, 2006). The options vest and become exercisable at the later of: (i) the date upon which the closing price of the underlying stock on the New York Stock Exchange were to equal or exceed 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) three years from the grant date (February 15, 2009). All options were granted at exercise prices that were 100% of the fair market value of one share of Common Stock on the date of grant. The value of each stock option award was determined by using a binomial lattice option pricing model to establish a value per option based on the closing price per share of Company Common Stock on the grant date. The value was not reduced to reflect estimated forfeitures during the period. The value established for each stock option awarded on that date to the Named Executive Officers was $27.87.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table shows outstanding stock option awards classified as exercisable (vested) and unexercisable (unvested) as of December 31, 2006 for the Company's Named Executive Officers. The table also shows the number and value of any unvested or unearned equity awards outstanding as of December 31, 2006 for the Company's Named Executive Officers, assuming a market value of $93.31, the New York Stock Exchange closing price per share of Company Common Stock on December 29, 2006.

		Option Awards(1)					Stock Awards(2)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ramani Ayer	42,140			46.32	2/21/2008	26,494(3)	2,472,197	25,724(19)	2,400,306
Chairman,	114,021			45.50	10/16/2008	24,442(4)	2,280,654	25,520(20)	2,381,271
President	52,581			51.00	2/20/2009	22,700(5)	2,118,137
and Chief	408,497			34.00	2/18/2010	12,600(6)	1,175,706
Executive Officer	222,046			62.07	2/23/2011
	201,556			65.85	2/23/2012
	171,465			37.37	2/22/2013
	64,482	32,241		65.99	2/20/2014
		79,454		71.27	2/19/2015
		71,750		83.00	2/15/2016

Thomas M. Marra	49,897			59.09	2/18/2009	14,452(7)	1,348,471	14,031(19)	1,309,233
Executive Vice	46,500			56.38	7/21/2010	12,873(8)	1,201,145	13,441(20)	1,254,180
President	145,387			62.07	2/23/2011	15,200(9)	1,418,312
	138,850			65.85	2/23/2012
	58,544			37.37	2/22/2013
	42,482	21,241		65.99	2/20/2014
		43,339		71.27	2/19/2015
		37,789		83.00	2/15/2016

David K. Zwiener	101,883			62.07	2/23/2011	14,452(10)	1,348,471	14,031(19)	1,309,233
Executive Vice	120,934			65.85	2/23/2012	12,873(11)	1,201,145	13,441(20)	1,254,180
President	42,482	21,241		65.99	2/20/2014	15,200(12)	1,418,312
		43,339		71.27	2/19/2015
		37,789		83.00	2/15/2016

David M. Johnson	84,629			63.02	5/3/2011	7,226(13)	674,235	7,016(19)	654,663
Executive Vice	76,143			65.85	2/23/2012	6,721(14)	627,180	7,018(20)	654,850
President	63,506			37.37	2/22/2013	14,000(15)	1,306,340
and Chief	22,758	11,379		65.99	2/20/2014
Financial Officer		21,669		71.27	2/19/2015
		19,731		83.00	2/15/2016

Neal S. Wolin	30,609			59.40	3/22/2011	5,781(16)	539,388	5,612(19)	523,656
Executive Vice	29,114			65.85	2/23/2012	5,296(17)	494,142	5,529(20)	515,911
President and	12,896	6,449		65.99	2/20/2014	15,500(18)	1,446,305
General Counsel		17,335		71.27	2/19/2015
		15,546		83.00	2/15/2016

1)
Stock option awards granted to the Named Executive Officers in 2004 (expiration date of 2/20/2014) vested one-third per year over a three-year vesting period. The remaining one-third of the stock options in the original award vested on February 18, 2007. Stock options granted to the Named Executive Officers in 2005 and 2006 become exercisable at the later of: (i) the date upon which the closing price of each share of the underlying stock on the New York Stock Exchange were to equal or exceed 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) three years from the grant date. For the stock options granted to the Named Executive Officers in 2005, the price-vesting hurdle was achieved on May 16, 2006. The stock options in this award (expiration date of 2/19/2015) will vest on February 17, 2008. Stock options granted to the Named Executive Officers prior to May 28, 2005 expire 10 years and 2 days from the grant date. Stock options granted to the Named Executive Officers after May 28, 2005 under The Hartford 2005 Incentive Stock Plan expire on the 10 year anniversary of the grant date.

2)
The amounts shown in columns (g) and (h) represent outstanding, unvested awards of restricted stock and restricted stock units under the Company's incentive stock plans. Restricted stock awards to the Named Executive Officers vest as follows: one-third of each restricted stock grant will vest on the third anniversary of the grant date and two-thirds will vest on the fifth anniversary of the grant date. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company's Common Stock. Restricted stock units represent a contractual right to receive one share of Common Stock of the Company at the end of a three-year service period. Dividend equivalents with respect to restricted stock units are paid in the same amount and to the same extent as dividends paid to holders of Common Stock. The restricted stock units reflected in column (g) have been rounded to the nearest whole share.

The amounts shown in columns (i) and (j) represent outstanding, unvested Performance Share awards under the Company's incentive stock plans. Performance Share awards provide executives the opportunity to earn shares of Common Stock contingent on the achievement of one or more performance objectives over the requisite performance period. Performance Share awards granted to the Named Executive Officers in 2005 will vest on December 31, 2007. Performance Share awards granted to the Named Executive Officers in 2006 will vest on December 31, 2008. Dividends are not payable on outstanding Performance Share awards during the performance period.

3)
Represents the aggregate number of restricted stock units granted to Mr. Ayer on February 17, 2005 of 25,724 plus accumulated dividends through December 31, 2006.

4)
Represents the aggregate number of restricted stock units granted to Mr. Ayer on February 15, 2006 of 24,096 plus accumulated dividends through December 31, 2006.

5)
Represents the number of shares of restricted stock granted to Mr. Ayer on February 18, 2004. One-third of the shares of restricted stock (7,567 shares) vested on February 18, 2007 and the remaining two-thirds of the shares (15,133 shares) will vest on February 18, 2009.

6)
Represents the number of shares of restricted stock granted to Mr. Ayer on February 17, 2005. One-third of the shares of restricted stock (4,200 shares) will vest on February 17, 2008 and the remaining two-thirds of the shares (8,400 shares) will vest on February 17, 2010.

7)
Represents the aggregate number of restricted stock units granted to Mr. Marra on February 17, 2005 of 14,031 plus accumulated dividends through December 31, 2006.

8)
Represents the aggregate number of restricted stock units granted to Mr. Marra on February 15, 2006 of 12,691 plus accumulated dividends through December 31, 2006.

9)
Represents the number of shares of restricted stock granted to Mr. Marra on February 18, 2004. One-third of the shares of restricted stock (5,067 shares) vested on February 18, 2007 and the remaining two-thirds of the shares (10,133 shares) will vest on February 18, 2009.

10)
Represents the aggregate number of restricted stock units granted to Mr. Zwiener on February 17, 2005 of 14,031 plus accumulated dividends through December 31, 2006.

11)
Represents the aggregate number of restricted stock units granted to Mr. Zwiener on February 15, 2006 of 12,691 plus accumulated dividends through December 31, 2006.

12)
Represents the number of shares of restricted stock granted to Mr. Zwiener on February 18, 2004. One-third of the shares of restricted stock (5,067 shares) vested on February 18, 2007 and the remaining two-thirds of the shares (10,133 shares) will vest on February 18, 2009.

13)
Represents the aggregate number of restricted stock units granted to Mr. Johnson on February 17, 2005 of 7,016 plus accumulated dividends through December 31, 2006.

14)
Represents the aggregate number of restricted stock units granted to Mr. Johnson on February 15, 2006 of 6,627 plus accumulated dividends through December 31, 2006.

15)
Represents the number of shares of restricted stock granted to Mr. Johnson on February 17, 2005. One-third of the shares of restricted stock (4,667 shares) will vest on February 17, 2008 and the remaining two-thirds of the shares (9,333) will vest on February 18, 2010.

16)
Represents the aggregate number of restricted stock units granted to Mr. Wolin on February 17, 2005 of 5,612 plus accumulated dividends through December 31, 2006.

17)
Represents the aggregate number of restricted stock units granted to Mr. Wolin on February 15, 2006 of 5,221 plus accumulated dividends through December 31, 2006.

18)
Represents the number of shares of restricted stock granted to Mr. Wolin on May 19, 2004. One-third of the shares of restricted stock (5,167 shares) will vest on May 19, 2007 and the remaining two-thirds of the shares (10,333 shares) will vest on May 19, 2009.

19)
Represents the number of performance shares granted to Messrs. Ayer, Marra, Zwiener, Johnson and Wolin on February 17, 2005. The maximum number of shares that may be earned under these awards is 200% of the number of Performance Shares granted. If the minimum threshold performance levels established by the Compensation Committee are not achieved, there would be no payout. The values presented for the outstanding Performance Share awards are based on the number of Performance Shares granted.

20)
Represents the number of performance shares granted to Messrs. Ayer, Marra, Zwiener, Johnson and Wolin on February 15, 2006. The maximum number of shares that may be earned under these awards is 200% of the number of Performance Shares granted. If the minimum threshold performance levels established by the Compensation Committee are not achieved, there would be no payout. The values presented for the outstanding Performance Share awards are based on the number of Performance Shares granted.

Option Exercises and Stock Vested Table

        The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2006 for the Company's Named Executive Officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)		Value Realized on Vesting($)

(a)	(b)	(c)	(d)		(e)

Ramani Ayer Chairman, President and Chief Executive Officer	240,210	9,893,696	64,404		6,254,272

Thomas M. Marra Executive Vice President	160,000	6,773,587	42,430		4,120,377

David K. Zwiener Executive Vice President	71,190	2,221,724	42,430		4,120,377

David M. Johnson Executive Vice President and Chief Financial Officer	—	—	22,730 6,348	(3)	2,207,310 557,672

Neal S. Wolin Executive Vice President and General Counsel	27,519	1,377,618	12,880 8,418	(4)	1,250,777 697,347

1)
The amounts shown in this column represent the value realized upon the exercise of vested stock options. The value realized is the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option. Mr. Johnson did not exercise any stock options during the fiscal year ended December 31, 2006.

2)
Performance Share awards granted to the Named Executive Officers on February 18, 2004 vested at the end of the three-year performance period on December 31, 2006. Based on performance relative to financial objectives established at the beginning of the performance period, these awards paid out at the maximum payout level. The Compensation Committee certified financial performance for these awards at its February 21, 2007 meeting and shares earned under the program, less those shares withheld to cover the tax-withholding obligation, were distributed to the Named Executive Officers on February 26, 2007. The Value Realized on Vesting for these awards is based on the closing stock price on the New York Stock Exchange of Company Common Stock on February 21, 2007.

Performance Share awards granted to the Named Executive Officers on February 20, 2003 vested at the end of the three-year performance period on December 31, 2005. The Compensation Committee certified financial performance for these awards at its February 15, 2006 meeting. These amounts were paid in cash to the Named Executive Officers following certification of performance in February 2006 and were included in the LTIP Payouts column in the Summary Compensation Table column of the Company's 2006 proxy statement.

3)
Represents the vesting of the remaining two-thirds of a restricted stock award granted to Mr. Johnson on his hire date of May 1, 2001.

4)
Represents the vesting of the remaining two-thirds of a restricted stock award granted to Mr. Wolin on his hire date of March 20, 2001.

Pension Benefits Table

        The table below shows the number of years of service credited, and the actuarial present value of the accumulated pension benefit, as of December 31, 2006 for each of the Named Executive Officers under the Company's pension plans. None of the Named Executive Officers received a benefit from the plans in 2006. Information regarding the Company's pension plans can be found under the heading "Executive Benefits" on page 25.

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)

(a)	(b)	(c)	(d)	(e)

Ramani Ayer Chairman, President and Chief Executive Officer	Retirement Plan for U.S. Employees Excess Pension Plan I	30 30	1,468,660 23,482,942	none none

Thomas M. Marra Executive Vice President	Retirement Plan for U.S. Employees Excess Pension Plan II	26.58 26.58	650,382 8,036,929	none none

David K. Zwiener Executive Vice President	Retirement Plan for U.S. Employees Excess Pension Plan I	13.75 13.75	341,224 4,942,297	none none

David M. Johnson Executive Vice President and Chief Financial Officer	Retirement Plan for U.S. Employees Excess Pension Plan II	5.67 5.67	63,625 440,126	none none

Neal S. Wolin Executive Vice President and General Counsel	Retirement Plan for U.S. Employees Excess Pension Plan II	5.75 5.75	59,086 347,782	none none

        Federal tax law limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. Therefore, the Company has both a tax-qualified retirement plan (the Retirement Plan for U.S. Employees), and non-qualified retirement plans (the Excess Pension Plans) for payment of those benefits that cannot be paid from the tax-qualified plan. The practical effect of the Excess Pension Plans is to calculate benefits for all similarly situated employees on a uniform basis.

        An employee is vested in benefits accrued under the Plans upon completion of five years of service. All of the Named Executive Officers are vested in their accumulated benefits under the Plans. The number of years of service credited for pension purposes is in each case equal to the executive's actual years of service with the Company (the Company's policy is not to grant extra years of service for pension purposes).

        Messrs. Ayer, Marra, and Zwiener are covered under the Plans' final average pay formula, applicable to employees hired prior to 2001. The final average pay formula, which will continue to apply until December 31, 2008, provides an annual pension, payable in the form of a life annuity commencing as of normal retirement age (age 65) for the participant's lifetime, equal to 2% of the employee's average final pay for each of the first 30 years of benefit service, reduced by 1.67% of the employee's primary Social Security benefit for each of the first 30 years of benefit service. An employee's average final pay is calculated as the sum of (i) average annual base salary for the 60 calendar months of the last 120 calendar months of service affording the highest average, plus (ii) average annual bonus payments for the five calendar years of the employee's last ten calendar years of service affording the highest average. The final average pay formula provides for early retirement pensions for employees who have met all of the following requirements: attained age 50, completed at least 10 years of service, and the sum of their age and service totals 70 or more. For individuals eligible to retire early who have completed at least 15 years of service, early retirement benefits are reduced only for commencement prior to age 60. Mr. Ayer, who is age 59 with 30 years of service, is currently eligible to retire and receive an immediate early retirement benefit equal to approximately 98% of the benefit that would be payable to him starting at age 65. Messrs. Marra and Zwiener are not yet eligible to retire early under the Plans. Participants may elect to receive their final average pay formula benefits as a life annuity or in a reduced actuarially-equivalent amount in order to provide for payments to a contingent annuitant, if surviving the participant, for the balance of the contingent annuitant's lifetime equal to 25%, 50%, 75% or 100% of the payments the participant was receiving. The Plans also provide a survivor benefit to a dependent spouse/dependent domestic partner of a participant who retires at or after age 50 with 20 years of service, or who retires with 25 years of service, equal to 1/2 of the participant's life annuity benefit, provided that the marriage or domestic partnership was in existence for at least five years and commenced prior to age 60; the benefit payable is reduced if the spouse or domestic partner is more than five years younger than the participant. In accordance with the provisions of Excess Pension Plan I, Messrs. Ayer and Zwiener may indicate a preference, subject to certain conditions, to receive their Excess Pension Plan benefit in the form of a single discounted lump sum payment.

        Effective January 1, 2009, Messrs. Ayer, Marra, and Zwiener will become covered under the Plans' cash balance formula, along with other employees hired prior to 2001, with respect to their future pension benefit accruals. They will thus receive their final average pay formula benefit for service through December 31, 2008, plus a cash balance benefit for service after January 1, 2009.

        Messrs. Johnson and Wolin are covered under the provisions of the Plans' cash balance formula, applicable to employees hired after January 1, 2001, under which amounts are credited to book entry accounts established for their benefit under the Plans. The amount added to an employee's book entry cash balance account each year is a percentage of the employee's base and bonus compensation, which percentage increases with age, plus an amount representing interest on previously accrued amounts. For participants age 45-49, the pay-related credit is equal to 5.5% of base pay and bonus up to the Social Security Taxable Wage Base ($94,200 in 2006), plus 8.25% above that Wage Base; for participants age 50-54, the pay-related credit is equal to 6.25% of base pay and bonus up to the Wage Base plus 9.375% above it; for participants age 55-59, the pay-related credit is equal to 7% of base pay and bonus up to the Wage Base plus 10.5% above it, and for participants over age 60, the pay-related credit is equal to 7.75% of base pay and bonus up to the Wage Base plus 11.625% above it. The interest credit is determined each year equal to the greater of 3.3% or the 10-year Treasury rate before the start of the year. Account balances under the cash balance formula may be received in the form of a single lump sum payment upon termination of employment, provided that the individual is vested in his or her benefit, or the participant may elect to instead receive an actuarially-equivalent form of life annuity.

        For the Named Executive Officers, the present value of their accumulated benefit under each Plan shown in the table above is equal to the actuarial present value, calculated as of December 31, 2006, of the executive's accumulated benefit under that Plan, calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, assuming that benefits commence as of the executive's earliest unreduced retirement age (age 60 for the Named Executive Officers covered under the Plan's final average pay formula; age 65 for those Named Executive Officers covered under the Plan's cash balance formula). Those assumptions are a discount rate of 5.75%, the RP-2000 Mortality Table and a life annuity form of payment (except for the Named Executive Officers covered under the Plan's cash balance formula, where a lump sum form of payment is assumed). As noted above, Messrs. Ayer and Zwiener, who participate in Excess Pension Plan I, may elect to receive a lump sum payment. The provisions of Excess Pension Plan I regarding the calculation of lump sum payments provide for a discount rate that historically has been significantly lower than the discount rates assumed by the Company for GAAP financial reporting purposes. As a result, hypothetical lump sum payouts for Messrs. Ayer and Zwiener calculated as of December 31, 2006 would have been significantly higher than the accumulated benefit present values set forth in the table above calculated using the higher discount rate of 5.75%, in Mr. Ayer's case by about 39%.

Non-Qualified Deferred Compensation Table

        Each Named Executive Officer, as well as other executives, may elect to participate in The Hartford Deferred Compensation Plan. Participating employees may defer receipt of all or a portion of any bonus otherwise payable in cash by the Company to the Deferred Compensation Plan. Deferred amounts may be allocated among a selection of hypothetical investment funds offered under the Deferred Compensation Plan and are credited with hypothetical earnings generated by such funds. Deferred amounts and their earnings become distributable in a lump sum or installments, commencing either during employment or after employment terminates, as selected by the executive. Payment of amounts may be accelerated in the event of financial hardship.

        In addition, Named Executive Officers, as well as other employees, may contribute to the Company's Excess Savings Plan, a non-qualified plan established as a "mirror" to the Company's tax-qualified 401(k) plan, The Hartford Investment and Savings Plan. The Excess Savings Plan is intended to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under the Excess Savings Plan, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's base salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of the annual base salary of each participant in the plan. Company contributions to the Excess Savings Plan are fully vested. Excess Savings Plan balances are payable in a lump sum following termination of employment.

        The notional investment options available to executives under the Excess Savings Plan correspond to the investment options available to participants in the Company's tax-qualified Investment and Savings Plan. The table below shows the funds available under the Excess Savings Plan and their annual rate of return for the calendar year ended December 31, 2006, as reported by the administrator of the Excess Savings Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

The Hartford Financial Services Group, Inc. Stock Fund	8.56%	Hartford Advisers HLS Fund	10.70%
Hartford Capital Appreciation HLS Fund	16.61%	Vanguard Target Retirement 2045 Fund	15.98%
Hartford Dividend and Growth HLS Fund	20.36%	Vanguard Target Retirement 2035 Fund	15.24%
Index Fund	15.83%	Vanguard Target Retirement 2025 Fund	13.24%
Hartford Stock HLS Fund	14.65%	Vanguard Target Retirement 2015 Fund	11.42%
Hartford MidCap HLS Fund	11.74%	Vanguard Target Retirement 2005 Fund	8.23%
Hartford Small Company HLS Fund	14.43%	Vanguard Target Retirement Income Fund	6.38%
Hartford Global Leaders HLS Fund	14.14%	Hartford High Yield HLS Fund	11.17%
Hartford International Opportunities HLS Fund	24.46%	Stable Value Fund	4.84%
Hartford Global Health HLS Fund	11.19%	Hartford Total Return Bond HLS Fund	4.80%
Hartford Global Technology HLS Fund	10.35%	Hartford Money Market HLS Fund	4.67%

        The notional investment options available to executives under The Hartford Deferred Compensation Plan include the funds available under the Excess Savings Plan, except that The Hartford Financial Services Group, Inc. Stock Fund and the Vanguard funds in the table above are not available notional investment options under the Deferred Compensation Plan and seven publicly-available mutual funds are notional available investment options under the Deferred Compensation Plan. The table below shows these seven additional funds and their annual rate of return for the calendar year ended December 31, 2006, as reported by the administrator of the Deferred Compensation Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

American Funds The Growth Fund of America, Class A	10.94%	Franklin Small Cap Growth Fund II, Class A	9.46%
Putnam Fund for Growth & Income, Class A	15.83%	American Funds New Perspective Fund, Class A	19.87%
Putnam Voyager Fund, Class A	5.23%	Templeton Foreign Fund, Class A	19.93%
Franklin Mutual Shares Fund, Class A	17.98%

        Participants may elect to change their investment elections between the notional investment funds on a daily basis, which corresponds to the frequency allowed for investment election changes under the tax-qualified Investment and Savings Plan.

        Further, prior to 2006, Named Executive Officers, as well as other employees, could elect to defer receipt of a portion of a bonus award under The Hartford Deferred Restricted Stock Unit Plan ("Bonus Swap"). In the case of such a deferral, the executive was credited under the Bonus Swap program with a notional Hartford stock account equal to the amount deferred. If the executive remained in the employment of the Company for three years, the executive was credited with an additional amount equal to 10% of the bonus that had been deferred.

        The table below shows, for the Named Executive Officers, the aggregate amount of executive and Company contributions to the above plans for 2006, the aggregate earnings credited under those plans during 2006, distributions from those plans, and the total balance of the Named Executive Officers' accounts under the plans as of December 31, 2006.

Name	Plan	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)

(a)		(b)	(c)	(d)	(e)	(f)

Ramani Ayer Chairman, President and Chief Executive Officer	Deferred Compensation Plan Excess Savings Plan Bonus Swap	— 56,983 —	— 33,283 —	6,327 110,232 —	— — —	51,308 1,419,307 —

Thomas M. Marra Executive Vice President	Deferred Compensation Plan Excess Savings Plan Bonus Swap	— 46,200 —	— 27,019 —	559,576 127,629 101,770	— — 576,416	4,581,944 1,045,514 1,327,359

David K. Zwiener Executive Vice President	Deferred Compensation Plan Excess Savings Plan Bonus Swap	— 51,975 —	— 30,319 —	— 71,849 —	— — —	— 900,859 —

David M. Johnson Executive Vice President and Chief Financial Officer	Deferred Compensation Plan Excess Savings Plan Bonus Swap	— — —	— — —	— — —	— — —	— — —

Neal S. Wolin Executive Vice President and General Counsel	Deferred Compensation Plan Excess Savings Plan Bonus Swap	585,000 29,042 —	— 17,000 —	156,326 14,323 —	— — —	1,747,289 148,905 —

        Executive and Company contributions shown in the above chart are the amounts that were added to the applicable plan in respect of the Named Executive Officers' services in 2006. These amounts were included in the Summary Compensation Table for 2006. Amounts shown in the "Aggregate Earnings in Last FY" column in the above chart were not reported in the 2006 Summary Compensation Table, as they represent earnings on notional investment funds available under the tax-qualified Investment and Savings Plan or publicly-available investments. Amounts reported in the "Aggregate Balance at Last FYE" column show the cumulative amount that is credited to each of the Named Executive Officers' accounts under the applicable plan and reflect the sum of contributions made by the officer or the Company over the officer's entire period of service with the Company, as well as the earnings credited on such amounts during such period under the terms of the applicable plan. The reported balances are not amounts provided to the Named Executive Officers for 2006 services. Amounts reported in the "Aggregate Balance at Last FYE" column were reported in prior year Summary Compensation Tables to the extent they represent executive or Company contributions under the plans, but not to the extent they represent earnings on those contributions.

Potential Payments Upon Termination or Change of Control

        The Named Executive Officers have employment agreements with the Company pursuant to which Mr. Ayer is employed as Chairman, President and Chief Executive Officer, Mr. Marra is employed as Executive Vice President of the Company and President and Chief Operating Officer of Hartford Life, Mr. Zwiener is employed as Executive Vice President of the Company and President and Chief Operating Officer of the Company's Property and Casualty operations, Mr. Johnson is employed as Executive Vice President and Chief Financial Officer, and Mr. Wolin is employed as Executive Vice President and General Counsel. Each of the employment agreements is automatically extended for successive one-year periods unless either party provides the other with written notice of its intention not to renew the agreement at least 15 months prior to any renewal date. In addition, upon the occurrence of a "change of control" as defined in the employment agreements, the terms of the employment agreements are automatically extended for two years after the change of control occurs. The employment agreements provide for annual base salaries for the Named Executive Officers, as determined from time to time by the Board of Directors, and their participation in the Company's benefit plans and awards under executive incentive bonus and other programs. While the executive is employed, and for one year after any voluntary termination of employment (other than after a change of control), the executive is subject to non-competition and non-solicitation provisions in favor of the Company. The executive is also subject to a confidentiality provision that continues after termination of the employment agreement. The agreements for Messrs. Johnson and Marra provide that the Company may waive enforcement of the non-competition provision, or may exercise its right to enforce that provision and pay the executive one year of his then current base salary and target bonus. The amounts described below do not contemplate payments associated with non-competition provisions.

        The following describes the compensation and benefits that would have been payable to each of the Named Executive Officers, had their employment terminated as of December 31, 2006, under the various scenarios shown, as provided for by their respective employment agreements:

Voluntary Termination of Employment

        Upon a voluntary termination at December 31, 2006, each Named Executive Officer would have been eligible to receive:

  •
  An annual bonus for 2006 (subject to the discretion of the Compensation Committee). The executive would also receive any accrued but unused paid time off;

  •
  The Named Executive Officer would have been entitled to exercise stock options to the extent they are vested as of his termination of employment date. The value of the vested options is shown in the Outstanding Equity Awards at Fiscal Year-End Table (the vested options of the named executive officers would need to be exercised within four months of termination of employment, except in the case of Mr. Ayer, who is eligible to retire as of December 31, 2006, and thus could exercise his options within five years of his retirement date but not beyond the expiration date of any option);

  •
  Outstanding nonvested restricted stock, performance shares and restricted stock units would be cancelled as of the termination of employment date, unless the Compensation Committee were to determine otherwise. Mr. Ayer, as he is eligible to retire as of December 31, 2006, would be entitled to a payment at the end of the performance period or restriction period for his outstanding performance share and restricted stock unit awards, prorated for the portion of the performance period or restriction period during which he was actively employed; and

  •
  The Named Executive Officer would be entitled to vested pension benefits, as set forth in the Pension Benefits Table, and non-qualified deferred compensation as set forth in the Non-Qualified Deferred Compensation Table. In Mr. Ayer's case, as he is retirement eligible, he would also be entitled to retiree health benefits for himself and his dependents, in accordance with the Company's health plan for retired employees, under which he and the Company would share the cost of that continued coverage. Mr. Ayer would also be eligible for retiree life insurance coverage under the Company's retiree life insurance program.

Involuntary Termination of Employment for Cause

        In the event of a Named Executive Officer's involuntary termination of employment for Cause as of December 31, 2006:

  •
  No annual bonus would be payable for 2006, unless the Compensation Committee determined otherwise. The executive would receive any accrued but unused paid time off;

  •
  Stock options and any outstanding restricted stock, performance share and restricted stock unit awards would be cancelled (unless the Compensation Committee were to determine otherwise); and

  •
  Pension and other retiree benefits, and non-qualified deferred compensation, would be payable as set forth above under Voluntary Termination of Employment.

        For this purpose, "Cause" is defined in the Named Executive Officers' employment agreements as a termination by the Company for any of the following reasons: (i) conviction of or entering a plea of guilty or nolo contendere to a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the business of the Company or its affiliates; (ii) engaging in willful misconduct, willful or gross neglect, fraud, misappropriation, embezzlement, or theft; (iii) willfully failing to adhere to the policies and practices of the Company or to devote substantially all time and effort to the affairs thereof, or disobeying the directions of the Board to do so; (iv) breaching the executive's employment agreement in any material respect; (v) being adjudicated in a civil suit to have committed, or acknowledging the commission of, a theft, embezzlement, fraud or other intentional act of dishonesty; or (vi) violating the Code of Conduct of the Company.

Involuntary Termination of Employment Other than for Cause

        In the event of the involuntary termination of employment of a Named Executive Officer as of December 31, 2006, other than for "Cause," the executive would be eligible to receive:

  •
  An annual bonus for 2006 equal to the greater of his 2006 target bonus or his bonus based on actual performance for the year. The executive would also receive any accrued but unused paid time off;

  •
  A severance payment in a lump sum equal to twice the sum of his base salary at the time of termination plus his target bonus for the calendar year in which employment terminates (assumed to be 2006 for this purpose);

  •
  Full vesting of any outstanding restricted stock awards; and

  •
  Full vesting of outstanding stock options that vest based on the passage of time, to the extent they would have vested during the next two years; outstanding stock options that vest based on stock price would vest when that stock price is achieved, provided the price is achieved during the next two years. The Named Executive Officer would have an additional two years to exercise any vested options beyond the time to exercise such options permitted under the applicable plan (an executive not yet eligible for retirement would have a total of two years and four months to exercise options from the date of termination of employment).

        Performance shares and restricted stock units would be addressed as described above under Voluntary Termination of Employment.

        Pension and other retiree benefits, and non-qualified deferred compensation, would be payable as set forth above under Voluntary Termination of Employment. In addition, because the assumed date of termination of employment is prior to July 1, 2009, the Named Executive Officer would receive a lump sum equal to the value of the additional retirement benefits the executive would have earned had he remained in service until the second anniversary of his termination date, calculated as if the severance pay were pensionable compensation. The executive and his dependents would also be covered under Company health and life benefits until the second anniversary of the termination date, as if the executive was still actively employed, so long as the executive is not covered for comparable benefits by a subsequent employer.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would have been payable to the Named Executive Officers if their employment had been terminated involuntarily other than for Cause as of December 31, 2006:

Name	Cash Severance ($)(1)	2006 Actual Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share Vesting ($)(4)	Value of Accelerated Restricted Stock Vesting ($)(5)	Value of Accelerated Restricted Stock Unit Vesting ($)(6)	Value of Additional Pension Benefits ($)(7)	Value of Benefits Continuation and Outplacement ($)(8)	Total Termination Benefits ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ramani Ayer Chairman, President and Chief Executive Officer	6,000,000	3,650,000	—	—	3,293,843	—	1,127,325	38,419	14,109,587

Thomas M. Marra Executive Vice President	4,380,000	2,316,000	1,535,496	—	1,418,312	—	3,405,461	37,699	13,092,968

David K. Zwiener Executive Vice President	4,380,000	2,232,000	1,535,496	—	1,418,312	—	4,525,225	38,232	14,129,265

David M. Johnson Executive Vice President and Chief Financial Officer	2,940,000	1,517,000	788,459	—	1,306,340	—	313,954	38,419	6,904,172

Neal S. Wolin Executive Vice President and General Counsel	2,940,000	1,517,000	558,250	—	1,446,305	—	302,790	42,098	6,806,443

1)
The amounts in this column represent for each Named Executive Officer the lump sum cash severance equal to twice the sum of individual base salary at December 31, 2006 plus the 2006 target bonus.

2)
The amounts in this column represent for each Named Executive Officer the actual bonus earned based on performance for 2006.

3)
The amounts in this column represent the value of accelerated stock option vesting based on the Company share price as of December 31, 2006. Mr. Ayer, who is eligible to retire on December 31, 2006, would be fully vested upon a voluntary termination of employment; therefore, no additional amount is shown for Mr. Ayer. The values for Messrs. Marra, Zwiener, Johnson and Wolin are based on the acceleration of one-third of the February 18, 2004 grant and 100% of the February 17, 2005 grant, as set forth in the Outstanding Equity Awards at Fiscal Year-End Table. The executive would have a further two years beyond the regular vesting period to exercise his vested options.

4)
Performance share awards would be cancelled as of the termination of employment date, unless the Compensation Committee were to determine otherwise. Mr. Ayer, who is eligible to retire on December 31, 2006 would receive a prorated portion of his unvested performance shares. As of December 31, 2006, Mr. Ayer would receive two-thirds of his 2005 performance share target in the amount of $2,000,255 and one-third of his 2006 performance share award target in the amount of $793,757. These amounts were calculated as the number of performance shares awarded multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 29, 2006. Payments would be made at the end of the applicable performance period associated with each award.

5)
The amounts in this column represent for each Named Executive Officer the value of accelerated restricted stock vesting, based on the New York Stock Exchange closing price per share of the Company's Common Stock on December 29, 2006.

6)
Restricted stock unit awards would be cancelled as of the termination of employment date, unless the Compensation Committee were to determine otherwise. Mr. Ayer, who is eligible to retire on December 31, 2006, would receive a prorated portion of his unvested restricted stock units. As of December 31, 2006, Mr. Ayer would receive approximately 64%

  (23 months out of 36 month performance period) of his 2005 restricted stock units in the amount of $1,579,459 and 30% (11 months out of 36 month performance period) of his 2006 restricted stock units in the amount of $696,867. These amounts were calculated as the prorated number of restricted stock units in each award multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 29, 2006. Payments would be made at the end of the applicable restriction period associated with each award.

7)
The amounts in this column represent the lump sum equal to the present value of additional retirement benefits each Named Executive Officer would have earned had he remained in service until the second anniversary of the assumed termination date, calculated as if the severance pay were pensionable compensation. This benefit only applies in the event of a termination of employment prior to July 1, 2009.

8)
The amounts in this column represent the sum of a) the estimated cost of coverage of the executive and his dependents under Company health and life benefit plans until the second anniversary of the termination date, and b) an estimated value of $25,000 for executive outplacement services for each Named Executive Officer.

Termination Due to Death or Disability

        In addition to the amounts indicated above under "Voluntary Termination of Employment," the executive would be entitled to short and long term disability benefits, if he is disabled in accordance with the terms of the applicable plan. While in receipt of disability benefits prior to attaining age 65, the executive would earn additional pension benefits. The executive could also continue participation in Company health benefit and life insurance plans.

        In the event of the executive's death, a $25,000 Company-paid life insurance benefit would be payable in addition to whatever voluntary group term life insurance coverage is in effect with respect to the executive. In addition, a survivor's benefit would be payable with respect to the executive's accumulated pension benefit under the terms of the Company's pension plans. In the case of Mr. Ayer, who is retirement eligible, his eligible dependents could elect to continue Company health benefit coverage.

        In the event of either death or disability, a prorated portion of outstanding restricted stock awards would become vested, as would a prorated portion of outstanding performance shares and restricted stock units. All outstanding stock options would become fully vested.

        In accordance with the terms of each Named Executive Officer's employment agreement, in the event of the executive's death or disability as of December 31, 2006, the executive would receive an annual bonus for 2006 equal to the greater of his 2006 target bonus or his bonus based on actual performance for the year, as described above under "Involuntary Termination Other than for Cause." In addition, in the event of the executive's disability, health and life benefits would be continued for the executive and his dependents for two years as if the executive was still actively employed (for three years, if the disability were to occur within the three years following a Change of Control). For purposes of these provisions, disability is defined more broadly than under the Company's generally applicable disability plans, so that a Named Executive Officer is also deemed disabled if the Board of Directors determines that the executive has been incapable of substantially carrying out his duties on account of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of at least four consecutive months, or for more than six months in any 12 month period. The effect of this provision is to provide the Board with greater flexibility in terminating a disabled executive, without the termination resulting in payments that would be due if the termination of employment were instead characterized as an involuntary termination of employment other than for cause.

Involuntary Termination of Employment Other than for Cause, or Termination for "Good Reason", Following a Change of Control

        In the event that a Named Executive Officer's employment were to be terminated involuntarily (other than for Cause) within two years following a Change of Control, or if the executive were to terminate his employment during that period for "Good Reason," then the following benefits would be payable to the executive:

  •
  The executive would be eligible to receive an annual bonus for 2006 equal to the greater of his target bonus for 2006 or his actual bonus based on performance for the year. The executive would also receive any accrued but unused paid time off;

  •
  The executive would receive a severance payment in a lump sum equal to three times the sum of his base salary at the time of termination plus his target bonus for the calendar year in which employment terminates (assumed to be 2006 for this purpose);

  •
  Unvested stock options would immediately vest and become exercisable. All outstanding stock options would be exercisable for the remainder of their original term. The restrictions applicable to shares of restricted stock or to restricted stock units would lapse and the awards would be immediately payable. The performance objectives associated with any outstanding Performance Share awards would be deemed to have been satisfied and the awards would be immediately payable;

  •
  Pension and other retiree benefits, and non-qualified deferred compensation, would be payable as set forth above under Voluntary Termination of Employment. In addition, in the event that the termination of employment occurs prior to July 1, 2009, the Named Executive Officer would receive a lump sum equal to the present value of the additional retirement benefits the executive would have earned had he remained in service until the third anniversary of his termination date, calculated as if the severance pay were pensionable compensation, and would qualify for retiree medical benefits he would have received if he had remained in service an additional three years. The executive and his dependents would also be covered under Company health and life benefits until the third anniversary of the termination date, as if the executive was still actively employed, so long as the executive is not covered for comparable benefits by a subsequent employer;

  •
  A tax-reimbursement payment, to compensate the executive for any additional taxes that he might owe as a result of the excise tax imposed by Section 4999 of the Internal Revenue Code; and

  •
  Outplacement services for 12 months.

        For this purpose, a "Change of Control" is generally defined as:

    (i)
    the filing of a report with the Securities and Exchange Commission disclosing that a person is the beneficial owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

    (ii)
    a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock) entitled to vote in the election of directors of the Company, provided that after consummation of the offer, the person is the beneficial owner of fifteen percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

    (iii)
    a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

    (iv)
    a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

    (v)
    within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or (iv) above.

        For this purpose, "Cause" is defined in the Named Executive Officers' employment agreements as the termination of the executive's employment due to (i) the executive's conviction of a felony; (ii) an act or acts of extreme dishonesty or gross misconduct on the executive's part which result or are intended to result in material damage to the Company's business or reputation; or (iii) repeated material violations by the executive of the obligations of his position, which violations are demonstrably willful and deliberate on the executive's part and which result in material damage to the Company's business or reputation.

        For this purpose, "Good Reason" is generally defined as any of the following occurring after a Change of Control:

  (i)
  the assignment to the executive of any duties inconsistent in any material adverse respect with the executive's position, duties, authority or responsibilities, or any other material adverse change in position, including titles, authority or responsibilities;

  (ii)
  any failure by the Company to comply with any of the provisions of the employment agreement regarding compensation, benefits, perquisites or expenses at a level at least equal to that in effect immediately preceding the Change of Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice;

  (iii)
  the Company's requiring the executive to be based at any office or location more than 25 miles from the location at which he performed his services prior to the Change of Control;

  (iv)
  a failure by the Company to obtain the assumption of the executive's employment agreement by a successor; or

  (v)
  an attempt by the Company to terminate the executive's employment for cause that is determined by the Board, or in a proceeding pursuant to the employment agreement, not to constitute a termination for cause.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would be payable to a Named Executive Officer had his employment been terminated involuntarily (other than for Cause), or if the executive were to terminate his employment for "Good Reason," within two years of a Change of Control, as of December 31, 2006:

Name	Cash Severance ($)(1)	2006 Actual Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share Vesting ($)(4)	Value of Accelerated Restricted Stock Vesting ($)(5)	Value of Accelerated Restricted Stock Unit Vesting ($)(6)	Value of Additional Pension Benefits ($)(7)	Value of Benefits Continuation and Outplacement ($)(8)	Gross-up Payment for 280G Excise Tax ($)(9)	Total Change in Control Benefits ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Ramani Ayer Chairman, President and Chief Executive Officer	9,000,000	3,650,000	—	2,587,642	3,293,843	2,476,525	1,482,152	45,129	—	22,535,291

Thomas M. Marra Executive Vice President	6,570,000	2,316,000	1,925,100	2,890,720	1,418,312	2,549,616	11,143,594	158,000	9,768,809	38,740,151

David K. Zwiener Executive Vice President	6,570,000	2,232,000	1,925,100	2,890,720	1,418,312	2,549,616	5,513,155	121,948	6,243,718	29,464,569

David M. Johnson Executive Vice President and Chief Financial Officer	4,410,000	1,517,000	991,886	1,473,178	1,306,340	1,301,415	481,845	45,129	3,691,228	15,218,021

Neal S. Wolin Executive Vice President and General Counsel	4,410,000	1,517,000	718,529	1,170,481	1,446,305	1,033,530	464,705	50,647	3,575,014	14,386,211

1)
The amounts in this column represent for each Named Executive Officer the lump sum cash severance equal to three times the sum of the base salary at December 31, 2006 plus the 2006 target bonus.

2)
The amounts in this column represent for each Named Executive Officer the actual bonus earned based on performance for 2006.

3)
The amounts in this column represent the value of accelerated stock option vesting, calculated as the number of unvested stock options multiplied by the difference between the New York Stock Exchange closing price per share of the Company's Common Stock on December 29, 2006 and the exercise price of the stock options. As Mr. Ayer's options would be fully vested upon a voluntary termination of employment, as he is eligible to retire on December 31, 2006, no additional amount is shown for Mr. Ayer. The values for Messrs. Marra, Zwiener, Johnson and Wolin are based on the acceleration of one-third of the February 18, 2004 grant and 100% of the February 17, 2005 and February 15, 2006 grants, as set forth in the Outstanding Equity Awards at Fiscal Year-End Table.

4)
The amounts in this column represent the value of accelerated vesting for the 2005 and 2006 performance share awards. The value shown for Mr. Ayer, who is eligible to retire on December 31, 2006, represents the difference between the total accelerated value of the 2005 and 2006 performance share awards of $5,381,654 and the prorated accelerated value for 2005 and 2006 performance share awards that would be due Mr. Ayer as a retirement eligible employee of $2,794,012. These amounts were calculated based on the number of performance shares awarded multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 29, 2006.

5)
The amounts in this column represent for each Named Executive Officer the value of the accelerated vesting of all unvested restricted stock awards as of December 31, 2006. These amounts were calculated based on the number of shares of restricted stock multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 29, 2006.

6)
The amounts in this column represent the value of accelerated vesting for the 2005 and 2006 restricted stock unit awards. The value stated for Mr. Ayer, who is eligible to retire on December 31, 2006, represents the difference between the total accelerated value of the 2005 and 2006 restricted stock unit awards of $4,752,851 and the prorated accelerated value for 2005 and 2006 performance share awards that would be due Mr. Ayer as a retirement eligible employee of $2,276,326.

7)
The amounts in this column represent the lump sum equal to the value of additional retirement benefits each Named Executive Officer would have earned had he remained in service until the third anniversary of the assumed termination of employment date, calculated as if the severance pay were pensionable compensation. This benefit only applies in the event of a termination of employment prior to July 1, 2009.

8)
The amounts in this column represent the sum of a) estimated cost of coverage of the executive and his dependents under Company health and life benefit plans until the third anniversary of the termination date; b) an estimated value of $25,000 for executive outplacement services for each Named Executive Officer; and c) for Messrs. Marra and Zwiener, who become eligible to receive retirement benefits within three years of the assumed termination date, the estimated value of retiree medical benefits each would be eligible to receive if he remained in service an additional three years.

9)
The amounts in this column represent the estimated tax-reimbursement payment to compensate the Named Executive Officer for additional taxes that he might owe as a result of the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code.

DIRECTOR COMPENSATION

Compensation of Directors

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors, as described below.

        Standard Fees.    Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees. Compensation for non-employee directors for the period beginning on May 17, 2006, the date of the 2006 annual meeting, and ending on May 16, 2007, the date of the 2007 Annual Meeting, consists of the following: an annual equity award of $150,000, payable solely in restricted shares of Common Stock, granted pursuant to The Hartford 2005 Incentive Stock Plan, as described below; an annual retainer of $45,000, payable in cash; a $2,500 fee for each meeting of the Board attended, payable in cash; and a $2,000 fee for each Committee meeting attended (whether or not a director is a member of that particular Committee), payable in cash. In addition, each non-employee Committee chairperson receives an annual cash retainer of $10,000; the cash retainer for the Audit Committee chairperson is $25,000. Directors are reimbursed for travel and related expenses they incur in connection with their serving on the Board and its Committees, and are provided with life insurance and accidental death and dismemberment coverage, as described below.

        Restricted Stock Awards.    Non-employee directors receive grants of shares of restricted Common Stock as payment for their annual equity award. In 2006, grants of restricted shares of Common Stock were made on May 17, 2006, the date of the Company's 2006 annual meeting of shareholders. The number of shares of each award of restricted stock was determined by dividing $150,000 by the closing price of the Common Stock as reported on the New York Stock Exchange as of the date of the award.

        Non-employee directors receiving shares of restricted Common Stock may not sell, assign or otherwise dispose of the restricted shares until the restriction period ends. The restriction period lapses on the third anniversary of the grant date. To the extent any of the following events occur prior to the third anniversary of the grant date, the restriction period shall end with respect to all of the restricted shares currently held by a non-employee director: (i) the director's retirement at age 72, (ii) a "change of control" (as defined in the plan) of the Company, (iii) the director's death, (iv) the director's disability (as defined in the plan), or (v) the director's resignation or cessation of Board service under certain circumstances. In the event the director's Board service otherwise terminates prior to the lapse of the restriction period, the shares of restricted Common Stock will be forfeited, unless the Compensation and Personnel Committee, in its sole discretion, consents to waive any remaining restrictions.

        Deferred Compensation.    Each non-employee director may elect to participate in The Hartford Deferred Compensation Plan (the "Deferred Compensation Plan"). Participating non-employee directors may defer receipt of all or a portion of any cash compensation otherwise payable by the Company for service on the Board, including annual cash retainers for directors and Committee chairpersons and meeting fees. Deferred amounts may be allocated among a selection of hypothetical investment funds offered under the Deferred Compensation Plan and are credited with hypothetical earnings generated by such funds. Deferred amounts and their earnings become distributable on the date selected by the non-employee director as permitted under the Deferred Compensation Plan.

        In addition, non-employee directors may participate in The Hartford 2005 Incentive Stock Plan and defer all or a portion of any cash compensation through an investment in Company Common Stock.

        Insurance.    The Company provides each non-employee director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board. Non-employee directors may purchase additional accidental death and dismemberment and permanent total disability coverage under The Hartford voluntary accidental death and dismemberment plan for non-employee directors and their dependents.

        Stock Ownership Guidelines for Non-Employee Directors.    The Board has established stock ownership guidelines, for each non-employee director to obtain, by the later of May 18, 2008 or the third anniversary of the director's appointment to the Board, an ownership position in the Company's Common Stock equal to five times his or her annual cash retainer.

        Changes to Non-employee Director Compensation for 2007.    At its February 22, 2007 meeting, the Board approved the following change to the non-employee director compensation for the service period beginning on May 16, 2007, the date of the 2007 Annual Meeting: the annual retainer payable to the chairperson of the Board's Compensation and Personnel Committee was increased from $10,000 to $25,000.

Director Summary Compensation Table

        The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ending December 31, 2006.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total($)

(a)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Ramon de Oliveira	91,700	56,980	—	na	na	1,214	149,894

Edward J. Kelly, III	91,200	91,886	23,333	na	na	1,214	207,633

Paul G. Kirk, Jr.	102,900	91,266	23,333	na	na	2,462	219,961

Gail J. McGovern	102,900	78,950	28,462	na	na	1,214	211,526

Michael G. Morris	100,400	66,586	8,333	na	na	1,730	177,049

Robert W. Selander	89,700	91,266	23,333	na	na	1,454	205,753

Charles B. Strauss	101,700	108,840	23,333	na	na	1,730	235,603

H. Patrick Swygert	94,900	91,266	23,333	na	na	1,730	211,229

1)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of restricted stock awards pursuant to The Hartford Restricted Stock Plan for Non-Employee Directors and The Hartford 2005 Incentive Stock Plan and thus include amounts from awards granted in and prior to 2006. The fair values of awards shown in this column are measured as of the grant date and are expensed ratably over the awards' vesting periods. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. The FAS 123(R) grant date value of the restricted shares of Common Stock awarded to the non-employee directors on May 17, 2006 was $150,082, calculated as 1,708 shares multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on that date of $87.87.

2)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of stock option awards to non-employee directors pursuant to the Company's incentive stock plans and thus include amounts from awards granted prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's 2006 Annual Report on Form 10-K. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods.

Director Compensation Table—Outstanding Equity

The following table shows outstanding stock option awards classified as exercisable (vested) and unexercisable (unvested) as of December 31, 2006 for the Company's non-employee directors. The table also shows number and value of any unvested or unearned equity awards outstanding as of December 31, 2006 for the Company's non-employee directors, assuming a market value of $93.31, the closing stock price on the New York Stock Exchange of Company Common Stock on December 29, 2006.

Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ramon de Oliveira						1,052	98,162
						1,708	159,373

Edward J. Kelly, III	2,644			66.10	5/16/2011	578	53,933
	2,448			65.85	2/23/2012	1,010	94,243
	5,080			37.37	2/22/2013	606	56,546
	1,820	911		65.99	2/20/2014	1,403	130,914
						1,708	159,373

Paul G. Kirk, Jr.	2,000			55.91	5/23/2008	578	53,933
	2,000			64.19	5/22/2009	1,010	94,243
	2,000			56.44	5/20/2010	606	56,546
	922			55.70	5/22/2009	1,403	130,914
	2,884			62.07	2/23/2011	1,708	159,373
	2,448			65.85	2/23/2012
	5,080			37.37	2/22/2013
	1,820	911		65.99	2/20/2014

Gail J. McGovern	3,267			50.62	6/21/2013	658	61,398
	1,820	911		65.99	2/20/2014	606	56,546
						1,403	130,914
						1,708	159,373

Michael G. Morris	381	764		67.19	12/18/2014	248	23,141
						1,403	130,914
						1,708	159,373

Robert W. Selander	2,000			55.91	5/23/2008	578	53,933
	2,000			64.19	5/22/2009	1,010	94,243
	2,000			56.44	5/20/2010	606	56,546
	922			55.70	5/22/2009	1,403	130,914
	2,884			62.07	2/23/2011	1,708	159,373
	2,448			65.85	2/23/2012
	5,080			37.37	2/22/2013
	1,820	911		65.99	2/20/2014

Charles B. Strauss	961			62.07	12/20/2011	1,012	94,430
	2,448			65.85	2/21/2012	1,768	164,972
	5,080			37.37	2/22/2013	606	56,546
	1,820	911		65.99	2/20/2014	1,403	130,914
						1,708	159,373

H. Patrick Swygert	1,000			55.91	5/23/2008	578	53,933
	1,000			64.19	5/22/2009	1,010	94,243
	1,000			56.44	5/20/2010	606	56,546
	461			55.70	5/22/2009	1,403	130,914
	1,442			62.07	2/23/2011	1,708	159,373
	1,224			65.85	2/23/2012
	2,540			37.37	2/22/2013
	1,820	911		65.99	2/20/2014

1)
Non-employee directors no longer receive stock option awards as part of their compensation for Board service. Stock option awards granted in 2004 to the Company's non-employee directors vested at the cumulative rate of one-third per year for the first three years from the date of the grant. Stock options granted to non-employee directors expire 10 years and 2 days from the grant date.
2)
The amounts shown in columns (g) and (h) represent outstanding, unvested awards of restricted stock to the Company's non-employee directors. Awards granted in 2002 and 2003 vest on the fifth anniversary of the grant date. Awards granted in 2004 vest as follows: one-third of the shares vest on the third anniversary of the grant and the remaining two-thirds of the shares vest on the fifth anniversary of the grant. Awards granted in 2005 and 2006 vest on the third anniversary of the grant date. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company's Common Stock.

COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN SHAREHOLDERS

Directors and Executive Officers

        The following table shows as of March 20, 2007 the number of shares of Common Stock beneficially owned by each director and nominee for election as a director, by each of the Named Executive Officers, and by the directors and all Section 16 executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of the Total Outstanding Shares of Common Stock
Ramani Ayer	1,584,171	*
Ramon de Oliveira	3,657	*
Trevor Fetter	670	*
David M. Johnson	333,608	*
Edward J. Kelly, III	20,804	*
Paul G. Kirk, Jr.	34,211	*
Thomas M. Marra	594,809	*
Gail J. McGovern	10,373	*
Michael G. Morris	4,644	*
Robert W. Selander	30,846	*
Charles B. Strauss	18,295	*
H. Patrick Swygert	19,824	*
Neal S. Wolin	125,056	*
David K. Zwiener	416,606	*

All directors and Section 16 executive officers as a group (17 persons)	3,406,231	1.1%

*
Less than one percent

(1)
All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock (i) that may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after March 20, 2007, (ii) allocated to the accounts of directors and executive officers under the Company's Investment and Savings Plan and Excess Savings Plan based on a valuation of plan accounts as of March 20, 2007, (iii) held by directors and executive officers under the Company's Employee Stock Purchase Plan, Deferred Restricted Stock Unit Plan and Dividend Reinvestment and Cash Payment Plan as of March 20, 2007, (iv) owned by a director's or an executive officer's spouse or minor child, (v) that have been granted under The Hartford Incentive Stock Plan, The Hartford 2005 Incentive Stock Plan or The Hartford Restricted Stock Plan for Non-Employee Directors and are restricted, or (vi) that may be acquired by directors and executive officers upon the vesting of restricted stock units awarded pursuant to The Hartford Incentive Stock Plan or The Hartford 2005 Incentive Stock Plan are deemed to be beneficially owned by such directors and executive officers as of such date and are included in the number of shares listed in the table above. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 20, 2007 or within 60 days thereafter by: Mr. Ayer, 1,239,029 shares; Mr. Johnson, 258,415 shares; Mr. Kelly, 12,903 shares; Mr. Kirk, 20,065 shares; Mr. Marra, 432,901 shares; Ms. McGovern, 5,998 shares; Mr. Morris, 763 shares; Mr. Selander, 20,065 shares; Mr. Strauss, 11,220 shares; Mr. Swygert, 11,398 shares; Mr. Wolin, 79,068 shares; Mr. Zwiener, 261,540 shares; and all directors and Section 16 executive officers as a group, 2,467,644 shares.

Certain Shareholders

        The following table shows those persons known to the Company as of March 20, 2007 to be the beneficial owners, as of December 31, 2006, of more than 5% of the Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp 82 Devonshire Street Boston, MA 02109	23,040,200(1)	7.27%
State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	18,162,667(2)	5.7%

1)
FMR Corp. ("FMR") and Edward C. Johnson, 3d filed a Schedule 13G/A with the SEC on February 14, 2007 to report that they were the beneficial owners of 23,040,200 shares of Common Stock as of December 31, 2006. FMR has the sole power to vote or to direct the vote with respect to 1,137,160 of such shares, and the sole power to dispose or to direct the disposition of 23,040,200 shares. FMR is the parent to various subsidiaries that are beneficial owners of Common Stock, including Fidelity Management & Research Company, which serves as an investment adviser to various investment companies. Members of the Edward C. Johnson, 3d family own approximately 49% of the voting power of FMR. Mr. Johnson is Chairman of FMR.

2)
State Street Bank and Trust Company ("State Street") filed a Schedule 13G with the SEC on February 12, 2007 to report that it was the beneficial owner of 18,162,667 shares of Common Stock as of December 31, 2006. State Street has the sole power to vote or to direct the vote with respect to 9,726,476 of such shares. State Street has the sole power to dispose or to direct the disposition of 0 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and designated Section 16 executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and Section 16 executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2006.

OTHER INFORMATION

        As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be properly presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies for the Annual Meeting for a fee of $12,500, plus the payment of Georgeson's out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

        A copy of the Company's Annual Report to Shareholders and a copy of the Company's Form 10-K for the fiscal year ended December 31, 2006 are being sent to you concurrently with this Proxy Statement. If you have not received these materials, please submit a written request to the Company's Investor Relations Department at the following address to request a copy: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

        We hereby incorporate by reference into this Proxy Statement "Item 10: Directors and Executive Officers of the Registrant" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

By Order of the Board of Directors.

Richard G. Costello
Vice President and Corporate Secretary

Dated: April 2, 2007

        SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE ATTENDS THE ANNUAL MEETING.

The Hartford Financial Services Group, Inc.
2007 Annual Meeting of Shareholders

MAY 16, 2007 at 2:00 P.M.

Wallace Stevens Theater
The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, Connecticut 06155

PROXY

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Neal S. Wolin, Amy Gallent and Richard G. Costello and each of them, as proxies of the undersigned, each with power to appoint his or her substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company") held of record, and all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Company's Investment and Savings Plan, the Company's Deferred Restricted Stock Unit Plan and the Company's Excess Savings Plan, which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 2:00 P.M. on May 16, 2007 at the Company's Home Office, Wallace Stevens Theater, One Hartford Plaza, Hartford, Connecticut 06155, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

        If you own additional shares of common stock in a "street name" capacity (i.e., through a broker, nominee or some other agency which holds common stock for your account), including shares held in the Company's Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee.

        Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. If no designation is made, the shares will be voted for the election as directors of the nominees named in Item 1, and for Item 2. Please sign, date and return this Proxy, or vote by telephone or through the Internet.

        (Continued, and to be signed and dated, on the reverse side.)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
P.O. BOX 11159
NEW YORK, N.Y. 10203-0159

        I agree to access future proxy statements and annual reports electronically. ☐

        If you have a change of address, mark this box. ☐

The Hartford Financial Services Group, Inc.		YOUR VOTE IS IMPORTANT VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK
TELEPHONE 1-866-813-1446 Use any touch-tone telephone to vote your proxy. Have your proxy card ready. Follow the simple recorded directions.	OR	INTERNET https://www.proxypush.com/hig Use the Internet to vote your proxy. Have your proxy card ready. Follow the simple instructions that appear on your computer screen.	OR	MAIL Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postage-paid envelope provided.

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you do not provide voting directions, this proxy will be voted in accordance with the Board's recommendations as set forth below.

        If you have submitted your proxy by telephone or Internet there is no need for you to mail your proxy.

1-866-813-1446
CALL TOLL-FREE TO VOTE.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET.

(Unless you are voting by telephone or Internet, please sign, date and return this proxy card in the enclosed envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR ALL Director Nominees in Item 1, and a vote FOR Item 2.

ITEM 1.    Election of Directors

☐ FOR ALL	☐ WITHHOLD FOR ALL	☐ EXCEPTIONS

Director Nominees	01—Ramani Ayer,
02—Ramon de Oliveira,
03—Trevor Fetter,
04—Edward J. Kelly, III,
05—Paul G. Kirk, Jr.,
06—Thomas M. Marra,
07—Gail J. McGovern,
08—Michael G. Morris
09—Robert W. Selander,
10—Charles B. Strauss,
11—H. Patrick Swygert,
and
12—David K. Zwiener.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

* For all nominees except

ITEM 2.    Ratification of the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Mark this box if you plan to attend the Annual Meeting ☐

Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Date

Share Owner sign here

Co-Owner sign here

QuickLinks

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ITEMS TO BE ACTED UPON BY SHAREHOLDERS
ITEM 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.
GOVERNANCE OF THE COMPANY
AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End Table
DIRECTOR COMPENSATION
COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS
OTHER INFORMATION